As filed with the Securities and Exchange Commission on August 17, 2007

File No. 333-138949

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

InferX Corporation
(Name of small business issuer in its charter)

Delaware	7370	54-1614664
(State or jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification No.)
incorporation or organization)	Classification Number)

1600 International Drive, Suite 110
McLean, Virginia 22102-4860
(Address and telephone number of principal executive offices)

1600 International Drive, Suite 110
McLean, Virginia 22102-4860
(Address of principal place of business or intended principal place of business)

Mr. B.K. Gogia
President and Chief Executive Officer
1600 International Drive, Suite 110
McLean, Virginia 22102-4860
(703) 917-0880
(Name, address and telephone number of agent for service)

Copies to:
Ernest M. Stern, Esq.
Seyfarth Shaw LLP
815 Connecticut Avenue, N.W., Suite 500
Washington, D.C. 20006-4004
(202) 463-2400
Facsimile: (202) 828-5393

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 17, 2007

Prospectus

InferX Corporation

4,473,402 shares of common stock

The selling stockholders named beginning on page 25 of this prospectus are offering 4,473,402 shares of common stock and common stock issuable upon exercise of certain warrants held by them. The selling stockholders may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the common stock at a price of $.50 or a range per share until our common stock is quoted on the OTC Bulletin Board and after that at market prices prevailing at the time of sale or at privately negotiated prices. Paul Mannion, Robert Prag and Andrew Reckles, the selling stockholders who were stockholders of our predecessor, Black Nickel Acquisition Corp. I, are “underwriters” within the meaning of the Securities Act of 1933, and, therefore, Rule 144 under the Securities Act is unavailable for resale of the shares they hold, 1,074,472 of which are being offered by this prospectus.

All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We will not receive any proceeds from this offering. However, we will receive the proceeds from the exercise of the warrants.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement we have filed with the SEC in connection with this offering. However, we can provide no assurance that our shares will be listed for quotation on the OTC Bulletin Board, or, if quoted, that a public market will materialize.

These securities are speculative and involve a high degree of risk.

You should carefully read and consider the section of this prospectus titled “Risk Factors” beginning on page 3 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is ________.

-i-

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors, our business description and our financial statements. Unless otherwise stated in this prospectus, references to “we,” “us,” “our company,” “the company” or “InferX” refer to InferX Corporation. The term “selling stockholders” means certain holders of our common stock and warrants exercisable for shares of our common stock that we are registering for resale in this prospectus.

Our Business

We develop and market enterprise software that performs privacy preserving predictive analysis on computer databases. Predictive analytics is the analysis of historical and current information to identify trends and patterns to predict likely future outcomes. Our products simultaneously analyze data in multiple remote locations with disparate formats without the need to move the data to a central data warehouse, thereby preserving the privacy and security of the data. Our technology can be used to identify and predict risks and opportunities in near real time for many applications, including homeland security, fraud and intrusion detection, and customer relationship management, or CRM. For example, our technology could help identify high risk cargo containers, identify fraudulent insurance claims or identify opportunities for cross selling and customer retention.

Historically, we have derived nearly all of our sales revenues under federal government contracts. Under these contracts, we performed research and development that enabled us to retain ownership of the intellectual property, which led to the creation of our current products. Due to the relatively small and uncertain margins associated with fixed price government contracts and the inherent limit of the market size, in fiscal 2002 we began to develop our software as a commercial product, concentrating on building specific applications that we believed would meet the needs of potential new customers. In fiscal 2003, we sold two commercial software licenses. However, since fiscal 2004, all of our revenues have derived from government contracts. Currently, we have one contract with the Missile Defense Agency to develop a prototype of a specialized application of our software.

In its report issued in connection with our June 30, 2007 financial statements, our independent registered public accounting firm has expressed substantial doubt regarding our ability to continue as a going concern. For the six months ended June 30, 2007, we experienced a net loss from operations before provision for income taxes of $751,867, and at June 30, 2007 we had an accumulated deficit of $3,121,067.

Our company was incorporated in Delaware in May 2005 under the name Black Nickel Acquisition Corp. I. From inception to October 2006, we were a “shell company” with no business or operations and only nominal assets. In October 2006, we acquired and merged with InferX Corporation, a Virginia corporation formed in 1992, and succeeded to its business as our sole line of business. In connection with the merger, we changed our name to “InferX Corporation.”

Our executive offices are located 1600 International Drive, Suite 110, McLean, Virginia 22102. Our website address is http://www.inferx.com. Except for information specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website does not constitute part of this prospectus.

The Offering

Issuer:	InferX Corporation

Selling stockholders:
The selling stockholders consist of certain existing stockholders who acquired common stock in connection with the founding of the company or the merger, as well as stockholders who purchased common stock and warrants to purchase common stock from us in October 2006 in a private placement transaction completed pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Shares offered by the selling stockholders:	The selling stockholders are offering all of the 4,473,402 shares of common stock offered by this prospectus.

Offering price:
The selling stockholders will sell their shares at prevailing market prices at a price of $.50 or a range per share until our common stock is listed for quotation on the OTC Bulletin Board, and after that at privately negotiated prices.

Terms of the offering:
The selling stockholders will determine when and how they will sell the common stock offered by this prospectus. We will cover the expenses associated with the offering, which we estimate to be approximately $30,000. See “Plan of Distribution.”

Use of proceeds:
We will not receive any proceeds from this offering. However, we will receive the proceeds from the exercise of the warrants. We will incur all costs associated with the filing of the registration statement with the SEC in connection with this offering.

No market for our common stock:
Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for trading of our common stock on the OTC Bulletin Board.

Outstanding shares of common stock:
There were 10,758,905 shares of our common stock issued and outstanding at August 15, 2007. All of the common stock to be sold under this prospectus will be sold by existing stockholders. If the selling stockholders exercise their warrants the underlying shares of which are offered to be sold under this prospectus, there will be 10,845,826 shares of our common stock issued and outstanding.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or future operating results could be materially harmed. In that case, the price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Operating Results and Business

The likelihood of successfully implementing our business plan cannot be predicted from our limited operating history.

Although our predecessor entity commenced operations in January 1992, we entered our current business based on software product sales in April 2000 and achieved our first sale in 2003. Since then, our software product sales have totaled less than $1,000,000. Therefore, there is limited historical basis on which to determine whether we will be successful in implementing our business plan.

The market for our products and services is new and evolving and a viable market may never develop or may take longer to develop than we anticipate.

Our software and services represent what we believe is a novel entry in an emerging market, and we do not know the extent to which our targeted customers will want to purchase them. The development of a viable market for our products may be impacted by many factors which are out of our control, including customer reluctance to try new products and services and the existence and emergence of products and services marketed by better-known competitors.

If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and services and may be unable to achieve profitability.

We operate in a competitive market which could constrain our future growth and profitability.

We operate in a competitive environment, competing for customers with software companies, consulting firms and others. Many of our competitors offer complimentary products and/or services that we do not offer. Moreover, some of our competitors are much larger than we are, have proven products and services and may have the marketing and sales capabilities to commercialize competing products and services more effectively than we can.

The industry in which we operate is characterized by rapid technological changes, and our continued success will depend upon our ability to react to such changes.

The markets for our products and services are characterized by rapidly changing technology. The introduction of products or services embodying new technology can render our existing products and services obsolete and unmarketable and can exert price pressures on existing products and services. It is critical to our success for us to be able to anticipate changes in technology and to successfully develop and introduce new, enhanced and competitive products and services on a timely basis. We cannot assure you that we will successfully develop new products or services or introduce new applications for existing products and services, that new products and applications will achieve market acceptance or that the introduction of new products, services or technological developments by others will not render our products and services obsolete. Our inability to develop products and services that are competitive in technology and price and meet customer needs could have a material adverse effect on our business, financial condition or results of operations.

Our management controls a substantial percentage of our stock and therefore has the ability to exercise substantial control over our affairs.

As of the date of this prospectus, our directors and executive officers beneficially owned 4,917,212 shares, or approximately 45.7%, of our outstanding common stock in the aggregate. Because of the large percentage of stock held by our directors and executive officers, these persons could influence the outcome of any matter submitted to a vote of our stockholders.

The loss of our executive officers and certain other key personnel could hurt our business.

Our success wholly depends upon the personal efforts and abilities of our officers and other key personnel, B.K. Gogia, Jerzy Bala and Jesus Mena. The loss of or unavailability of the services of any one of these individuals would have a material adverse effect on our business prospects and/or potential earning capacity.

We may not be able to hire and retain qualified technical personnel.

Competition for qualified personnel in the computer software industry is intense, and we may not be successful in attracting and retaining such personnel. Failure to attract qualified personnel could harm the proposed growth of our business. In addition, companies in our industry whose employees accept positions with competitors frequently claim that the competitors have engaged in unfair hiring practices. We may receive such notices in the future as we seek to hire qualified personnel and such notices may result in material litigation and related disruption to our operations.

We may not be able to protect important intellectual property, and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others.

We currently have three patent applications pending and we have filed two provisional patents recently. While we believe that we have a proprietary position in component technologies for our products, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies, processes and designs, to secure patents for the applications we have pending and to protect those patents that we may secure. We do not know whether any of our pending patent applications will be issued or, if issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated.

We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.

We may face liability claims from future customers if our software malfunctions or contains undetected defects.

Our products have in the past contained, and may in the future contain, undetected or unresolved errors when first introduced, as new versions are released, or otherwise. Despite extensive testing, errors, defects or failures may be found in our current or future products or enhancements after they have been installed by customers. If this happens, we may experience delay in or loss of market acceptance and sales, diversion of development resources, injury to our reputation or increased service costs, any of which could have a material adverse effect on our business, financial condition and results of operations. Moreover, because our products are designed to provide critical data analysis services, we may receive significant liability claims. Although we intend to obtain product liability insurance covering certain damages arising from implementation and use of our products, our insurance may not cover all claims sought against us. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could seriously damage our reputation and business.

We must ensure the protection and privacy of customer data.

We rely on complex encryption algorithms and technology to secure customer data. We believe our products protect the security and privacy of customer data by transmitting encrypted pointers to customer data, rather than the data itself, across the Internet and existing dedicated transmission lines. However, if customer data is misappropriated or unintentionally disclosed as a result of an actual or perceived failure of our software, our reputation, and ultimately our business, would be seriously harmed, and we could face liability claims.

We currently are dependent on contracts with the federal government for all of our revenues.

Revenues derived from federal government contracts accounted for all of our revenues since fiscal 2004. We expect that government contracts will continue to be a significant source of our revenues for the foreseeable future. Our business generated from government contracts may be adversely affected if:

•
levels of government expenditures and authorizations for national and homeland security related programs decrease, remain constant or shift to programs in areas where we do not provide products and services;

•	we are prevented from entering into new government contracts or extending existing government contracts based on violations or suspected violations of procurement laws or regulations;

•	we are not granted security clearances that are required to sell our products or services or such security clearances are revoked; or

•	our reputation or relationship with government agencies is impaired.

Most of our contracts with the government, including our current contract with the Missile Defense Agency, contain standard provisions that provide for termination at the convenience of the government pursuant to which we are entitled to recover costs incurred, settlement expenses, and profit on work completed prior to termination.

If we fail to comply with complex procurement laws and regulations, we may be subject to civil and criminal penalties and administrative sanctions.

We must comply with laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how we do business with government agencies and may impose added costs on our business. For example, we are subject to the Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations.

If a government review or investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with government agencies, which could materially and adversely affect our business, financial condition and results of operations. In addition, a government may reform its procurement practices or adopt new contracting rules and regulations that could be costly to satisfy or that could impair our ability to obtain new contracts.

Risks Related to Our Common Stock

Currently, there is no liquid trading market for our common stock, which may adversely impact your ability to sell your shares and the price you receive.

There is currently no liquid trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement filed with the SEC in connection with this offering. To initiate the quotation of our common stock, a market maker must file a Form 211 to allow the market maker to make a market in our common stock. At the date of this prospectus, we have contacted a market maker to file a Form 211 and initiate making a market. However, we cannot assure you that the market maker we have contacted, or any other market maker, will file a Form 211 or that any filed Form 211 will be accepted by the OTC Bulletin Board. Accordingly, we cannot assure you that our common stock will be listed for quotation on the OTC Bulletin Board or, if quoted, that a public market will materialize. Furthermore, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.

If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then you may not be able to resell the shares of our common stock that you have purchased and you may lose all of your investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely effect the market price of our common stock.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for you to sell your shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or another national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our common stock. If our common stock is subject to the penny stock rules, you will find it more difficult to dispose of the shares of our common stock that you have purchased.

We may need to raise additional capital in the future, but that capital may not be available.

Our existing capital is insufficient to fund our operations beyond the third quarter of 2007. We believe the anticipated revenues from our current contract with the Missile Defense Agency will enable us to meet our financial obligations as they become due. However, we are not generating sufficient revenues to increase our working capital or to carry out our proposed business objectives and continue to operate as a going concern beyond the near term, and we need to obtain additional financing or reduce our expenses by curtailing our operations.

We cannot assure you that we will be successful or that our operations will generate sufficient revenues, if any, to meet the expenses of our operations. Although we are seeking additional financing, such financing may not be available or, if available, may not be available on satisfactory terms. Additionally, the nature of our business activities may require the availability of additional funds in the future due to more rapid growth than is forecast, and thus, we may need additional capital or credit lines to continue that rate of business growth. We may encounter difficulty in obtaining these funds and/or credit lines. Moreover, even if additional financing or credit lines were to become available, it is possible that the cost of such funds or credit would be high and possibly prohibitive.

If we were to decide to obtain such additional funds by equity financing in one or more private or public offerings, current stockholders would experience a corresponding decrease in their percentage ownership.

Our independent registered public accounting firm has expressed substantial doubt regarding our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2006 and 2005 and our reviewed financial statements for the six and three months ended June 30, 2007 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued its report dated February 16, 2007 in connection with the audit of our financial statements for the years ended December 31, 2006 and 2005, and its report dated August 13, 2007 in connection with the review of our financial statements for the six and three months ended June 30, 2007, that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern due to our having sustained operating losses and capital deficits from operations. The fact that we have received this “going concern opinion” from our independent registered public accounting firm will likely make it more difficult for us to raise capital on favorable terms and could hinder, to some extent, our operations. Additionally, if we are not able to continue as a going concern, it is likely that stockholders will lose all of their investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), although the safe harbor under the PSLRA does not apply to companies such as InferX that issue penny stock. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive the proceeds from the exercise of the warrants, if any. If all of the warrants covering shares under this offering are exercised, we would receive $43,460, all of which we intend to use for working capital. In addition, we will incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell at a price of $.50 or a range per share until our common stock is quoted on the OTC Bulletin Board. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for our common stock develops, the actual offering price of the shares offered by this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. As a result, after our common stock is quoted on the OTC Bulletin Board, the offering price will be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

OUR BUSINESS

We develop and market enterprise software that performs privacy preserving predictive analysis on computer databases. Predictive analytics is the analysis of historical and current information to identify trends and patterns to predict likely future outcomes. Our products simultaneously analyze data in multiple remote locations with disparate formats without the need to move the data to a central data warehouse, thereby preserving the privacy and security of the data. Our technology can be used to identify and predict risks and opportunities in near real time for many applications, including homeland security, fraud and intrusion detection, and customer relationship management, or CRM. For example, our technology could help identify high risk cargo containers, identify fraudulent insurance claims or identify opportunities for cross selling and customer retention.

Historically, we have derived nearly all of our sales revenues under federal government contracts. Under these contracts, we performed research and development that enabled us to retain ownership of the intellectual property, which led to the creation of our current products. Due to the relatively small and uncertain margins associated with fixed price government contracts and the inherent limit of the market size, in fiscal 2002 we began to develop our software as a commercial product, concentrating on building specific applications that we believed would meet the needs of potential new customers. In fiscal 2003, we sold two commercial software licenses. However, since fiscal 2004, all of our revenues have derived from government contracts. Currently, we have one contract with the Missile Defense Agency to develop a prototype of a specialized application of our software.

Corporate History

Our company was incorporated in Delaware in May 2005 under the name Black Nickel Acquisition Corp. I. From inception to October 2006, we were a “shell company” with no business or operations and only nominal assets. In October 2006, we acquired and merged with InferX Corporation, a Virginia corporation formed in 1992 (“InferX Virginia”), and succeeded to its business as our sole line of business. In connection with the merger, we changed our name to “InferX Corporation.”

In February 2006, B.K. Gogia and Scott Parliament, CEO and CFO, respectively, of InferX Virginia, first met with one of our significant shareholders, Robert Prag. From February 2006 through April 2006, InferX Virginia responded to numerous requests for background information and other due diligence documentation. In April 2006, Mr. Prag visited InferX Virginia headquarters and met personally with Messrs. Gogia and Parliament to discuss proposed terms of a transaction between us and InferX Virginia. InferX Virginia explored a number of financing alternatives, including institutional financing through which InferX Virginia would have either stayed private or gone public. InferX Virginia concluded that a transaction with us was a better long-term strategy because of the knowledge, interest, backgrounds and contacts of our founders, Paul Mannion, Andrew Reckles and Mr. Prag. In May 2006, we negotiated a letter of intent relating to our acquisition of InferX Virginia, and Mr. Prag and certain other selling stockholders loaned a total of $350,000 to InferX Virginia in a bridge financing. The consideration paid to InferX Virginia stockholders in connection with the merger totaled 5,350,000 shares of our common stock.

InferX Virginia was formed in August 2006 by the merger of the former InferX Corporation, a Delaware corporation (“InferX Delaware”), with and into Datamat Systems Research, Inc., a Virginia corporation and an affiliate of InferX Delaware through common ownership (“Datamat”), pursuant to which Datamat was the surviving corporation and changed its name to “InferX Corporation.” Datamat was formed in 1992 as a professional services research and development firm, specializing in technology for distributed analysis of sensory data relating to airborne missile threats under contracts with the Missile Defense Agency and other Department of Defense (“DoD”) contracts. InferX Delaware was formed in 1999 to commercialize Datamat’s missile defense technology to build applications of real time predictive analytics. The original technology was developed in part with grants by the Missile Defense Agency.

Market Opportunity

We believe that the demand for predictive analytics technology, in general, has increased in the last several years. Moreover, the need for advanced predictive analytics to analyze data in multiple remote locations has significantly increased due to the heightened security concerns after the events of September 11, 2001 and the proliferation of databases across the intelligence community and federal agencies. Our key executives have been working with the federal government for several years and have gained insight into the need for advanced predictive analytics software and the required capabilities of that software, particularly within the Department of Homeland Security (“DHS”). Prior to joining InferX, one of our key executives was tasked by the Office of the Inspector General to assess all of the analytics systems within DHS. His findings, some of which have been publicly released, show that there is a significant need for advanced predictive analytics technology that is privacy preserving and that analyzes data in multiple remote locations and predicts risks and opportunities in near real time. For example, DHS needs the ability to identify prospective terrorist threats by analyzing sensitive information contained in disparate databases maintained by different organizations, such as consumer and demographic information maintained by companies like Acxiom Corporation, consumer credit information maintained by companies like Experian and financial transaction information maintained by the United States Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”), all without jeopardizing the secrecy of the underlying information.

In addition, our management has evaluated a number of activities where national and homeland security related concerns will require predictive analysis software. We believe that cargo security, particularly involving shipments through ports, as part of the international supply chain presents a need for predictive analytics software, with both government and private industry as potential purchasers of such software. Accordingly, we have developed a cargo security solution based on our technology that can simultaneously analyze data from manufacturers, distributors, shippers, port operators, customs authorities and others in the supply chain to identify shipments that pose a higher security risk and merit greater scrutiny or additional screening. We have completed and are currently marketing our cargo security solution.

As a result of the United States’ efforts, particularly through Customs and Border Protection under DHS, to secure the international supply chain and the need for the international community to adopt cargo security standards to ship cargo through U.S. ports, we believe that there will be a significant international market for our solution. The 2006 World Customs Organization exhibition focused on the theme “Safer Trade through Technology.” InferX management attended the meeting and expects to establish joint marketing arrangements with European companies.

We believe our products have a broad application in many other verticals in the areas of fraud detection, risk analysis and customer retention. Specific examples of potential uses of our products are as follows:

•	Financial Services: Increase customer retention; optimization of cross selling; detection of money laundering; and fraud detection.

•	Insurance: Increase customer profitability; fraud detection; optimization of cross selling; and customer compliance.

•	Healthcare: Optimal treatment analysis; clinical drug trial analysis; analysis of medical images; and healthcare fraud and abuse detection.

•	Retail: Promotion effectiveness analysis; product placement analysis; optimization of cross selling; and sales force optimization.

Our Product Offerings

InferAgent®

Our flagship product is InferAgent. InferAgent was originally developed to analyze distributed sensor data from different locations for the Missile Defense Agency, an agency within the DoD. Lockheed Martin has successfully used InferAgent to analyze sensor data for a classified military project for target discrimination and acquisition.

InferAgent can analyze data in multiple geographic locations, in near real time without ever moving the data. InferAgent uses the Internet and private Intranets to analyze information from multiple locations. We use encrypted pointers to the data, which cannot be used to expose the data they represent, to move information across the network, thereby preserving the security and privacy of the databases.

As a result of the analysis, InferAgent can detect and predict risks and opportunities for both commercial and government customers. InferAgent is a generic solution that analyzes data in any structured data format. Based upon the trends and interrelations among the data, it can identify any kind of risk or opportunity that is relevant to the application.

For example, in national and homeland security applications, InferAgent could identify terrorism risks in the international supply chain - this is our cargo security application. InferAgent can analyze order data maintained by importers, customer order history and other data maintained by manufacturers, shipping manifests maintained by shipping companies, customer information maintained by freight forwarders. By analyzing these disparate databases using our technology, InferAgent can detect anomalies and other predictors of increased risk that would help port operators identify incoming shipments that should be subjected to increased scrutiny.

In the financial services sector, InferAgent could identify opportunities for cross selling or transactions that are likely tied to money laundering, fraud or other illegal activity. InferAgent can analyze large databases of consumer credit history and demographic information maintained by companies like Acxiom and Experian together with a company’s internal customer history database to help the company identify products or services it does not currently offer but that its customers would likely be interested in buying. Analyzing consumer credit history and demographic information together with financial transaction information maintained by FinCEN could detect suspicious transactions or individuals who are engaging in suspicious financial transactions.

We believe that InferAgent has placed us at the forefront of a new category of technology called “privacy preserving analytics.” Members of our management have attended two academic conferences focused on privacy preserving analytics and conducted research of competing solutions on the market in development. To our knowledge, none of our competitors has a product that can simultaneously analyze data in multiple locations while maintaining the security and privacy of the underlying information. With InferAgent, privacy is preserved because the data is not moved.

InferTextTM

Based on InferAgent’s distributed architecture, InferText is designed to analyze unstructured content, such as documents, email and other types of text. Unlike traditional, keyword search based approaches to unstructured content, InferText transforms unstructured content into a format that facilitates the discovery of meaningful relationships among documents. Although InferText is still in development, we have successfully tested its functionality. We anticipate a commercial release sometime in fiscal 2007.

InferClusterTM

Clustering refers to the partitioning of data into groups such that data within the same group are more similar to each other than data in different groups. Clustering makes it easier to recognize outliers and other anomalies in the data. We believe that this has become an increasingly essential data analysis task. InferCluster automatically identifies similarities and performs this clustering without the need for user intervention. For example, in the financial services industry, clustering could group wire transfers according to various characteristics - amount, country of origin, date - and by revealing anomalous transactions, lead to the identification of money laundering activity.

InferCluster is designed to automatically perform clustering on distributed data, which we believe no other clustering solution currently does. InferCluster uses the same distributed architecture as InferAgent. Although InferCluster is still in development, we have successfully tested its functionality. We anticipate a commercial release sometime in fiscal 2007.

Patents and Trademarks

We developed our technology primarily under Small Business Innovative Research contracts with the federal government. These government contracts allowed us to retain ownership of the intellectual property. Our technology is protected by the following patents:

Patent	Information	Dates	Status
InferAgent	Full application US Serial: 10/616,718	Filed July 2003	Pending

A hybrid Bayesian decision tree for classification	Full application US Serial: 60/556,554	Filed March 2003	Pending

InferCluster	Provisional application	Filed September 2006	Filed

InferText	Provisional application	Filed September 2006	Filed

The InferAgent patent covers the architecture, algorithms and framework underlying InferAgent’s distributed data mining processes.

The hybrid Bayesian decision tree for classification patent describes our method for increasing the speed of decision making.

We have filed provisional patent applications for both InferCluster and InferText. Provisional patent applications allow us to obtain the earliest possible filing dates and give us additional time to prepare a full patent application. We anticipate filing full patents for both products by February 2007.

Competition

The market for our solutions is intensely competitive and is constantly changing. Our competitors vary in the size and scope of the products and services they offer. We encounter competition from a number of sources, including:

•	predictive modeling companies;

•	CRM solutions providers;

•	business intelligence solutions providers; and

•	software companies supplying modeling, rules or analytic development tools.

Companies such as SAS Institute Inc., SPSS Inc., Fair Isaac Corporation, Angoss Software Corp., Megaputer Intelligence, Inc. and Insightful Corporation offer stand-alone software systems that perform predictive analysis on single desktops and servers. InferAgent can operate on multiple, geographically-dispersed computers.

Oracle Corporation and Teradata (a division of NCR Corporation) provide analytical tools that only operate with their respective proprietary database products. InferAgent can operate with multiple databases, regardless of the underlying database format.

Companies such as Infoglide Software Corporation, International Business Machines Corporation, Knowledge Computing Corporation, Exegy, Inc. and Dulles Research, LLC, market software that can perform discovery over networks and distributed data sources. However, we believe that their software has no predictive analytic capabilities and generally provides only for discrete pattern matching, such as matching of names, phone numbers, IP addresses, etc.

We believe our products offer the following advantages compared to our competition:

•	access and mine remote data

•	provide predictive analysis where many future risks and opportunities can be identified

•	work with multiple databases in different formats

•	preserve the privacy of data

•	maintain the security and ownership of data

•	eliminate the need for creating data warehouses

•	provide near real time analysis and prediction

We believe access to additional data sources beyond those in a data warehouse provides a better basis for more accurate analysis. Also, we believe that the elimination of the need for a data warehouse will result in cost and time savings and reduce on-going support and maintenance expenses. Accordingly, we believe using our systems can result in a significant return on investment.

Sales and Marketing

We have used outside consultants to assist us in developing our marketing and collateral material, branding and Web design and content creation. We have engaged Elite Financial Group, Lake Mary, Florida, to help develop market and media awareness campaigns along with public relations strategies. We are not substantially dependent on our relationship with these outside consultants to accomplish our marketing plans.

We have hired Jesus Mena as our Chief Strategy Officer to assist with our overall product and market strategy, particularly on efforts within DHS. Mr. Mena has over 25 years of experience in data mining and has written four books on data mining and homeland security, including his latest, “Homeland Security Techniques and Technologies.” Mr. Mena recently completed a DHS-wide audit of all DHS analytical and data mining systems and has detailed knowledge and insight into the efforts and needs of the DHS components. We believe there are considerable barriers to entry when pursuing sales within DHS. They include having access to the proper contracting vehicle, having facilities and people with the proper security clearances and having personnel with appropriate core knowledge in both product offerings and DHS sales procedures. However, we believe that the addition of Mr. Mena and our continuing work with the Missile Defense Agency enables us to overcome DHS barriers and affords us significant sales advantages.

In addition, we have engaged Michael D. Brown in marketing our products and services to senior government officials and members of Congress. Mr. Brown was formerly the Department of Homeland Security Under Secretary of Federal Emergency Management and Director of the Federal Emergency Management Agency. Mr. Brown will be working with us in the development, marketing and presentation of our products to potential government and commercial customers. Our agreement with Mr. Brown has a term of 12 months, and we have agreed to pay Mr. Brown $8,000 per month during the term of the agreement. In addition, we have agreed to pay Mr. Brown an 8% commission on any product sales and a 3% commission on consulting services he generates. We have also agreed to grant Mr. Brown an option to purchase up to 75,000 shares of our common stock at a price of $.50 per share, vesting in four equal installments on February 28, May 31, August 31 and November 30, 2007, subject to certain conditions.

We have positioned InferX as a leading provider of Privacy Preserving Real-Time Analytics solutions. Our marketing efforts include: a series of breakfast briefings, with featured speakers Jesus Mena and Michael Brown, targeted to the federal sector; presentation to major publications of articles and op-ed pieces relating to privacy and data analytics; and participation in key trade shows, particularly those targeted to participants in the international supply chain, to showcase our products and services.

Although we currently have no contractual relationship, we have also recently worked with Northrop Grumman and Lockheed Martin, both of which we believe have substantial credibility within DHS. Both companies use our software, and we believe our previous work with them will allow us to explore potential business opportunities with them on possible future DHS contracts at a minimal cost. We also have developed a network of business development and marketing professionals who work directly with large systems integrators, such as Raytheon, General Dynamics, SAIC and others. We are planning to hold several focused briefings where protecting data privacy will be the key topic to respond to congressional interest in preserving privacy and to increase awareness by the federal sector of the benefits of our technology.

Our sales strategy is to identify potential customers by targeting entities where there is a need for advanced analyses and data privacy is a significant concern. Our early focus is on the following:

1.	components of DHS that are analyzing intelligence, detecting terrorist activities and detecting criminal activities or patterns;

2.	other U.S. federal government departments where focus is on:

•	detecting fraud, waste and abuse;

•	detecting criminal activities; or

•	improving service or performance;

3.	international supply chain participants, such as importers, sea carriers, sea ports and terminal operators; and

4.	commercial enterprises that we expect would be early adopters of advanced analytics technologies, such as financial services and insurance firms.

We are building our direct sales team, which is both salary and commission based. We are also focusing on building relationships with channel partners that are leading systems integrators, application developers and platform partners, to generate sales to high-volume data content owners both domestically and abroad. The channel partners will be compensated by substantial product discounts that are consistent in the industry.

Through 2007, we plan to expand our sales and marketing force to 8 employees. Beginning in 2007, we intend to develop our channel partner relationships.

Customers

Government contracts are currently our sole source of revenue. For the past two years, payments under contracts with the Missile Defense Agency have accounted for substantially all of our revenues from operations. We expect that government contracts will continue to be a significant source of our revenues for the foreseeable future.

Research and Development

We have developed a company wide research and development plan which focuses on continued development and enhancement of the features and performance of our current products. We also have a detailed plan for the development of new product offerings. Four of our six employees devote at least a portion of their time to research and development activities. During the last two fiscal years, our employees devoted approximately 25% of their time to research and development activities. Historically, our research and development has been performed pursuant to government contracts under which we retained the intellectual property rights to the technology.

Employees

We have six employees: five full-time employees, four of whom devote at least a portion of their time to sales and marketing, and one part-time administrative employee. Four of our employees are members of management. To the best of our knowledge, we are in compliance with local prevailing wage, contractor licensing and insurance regulations. None of our employees is represented by any collective bargaining agreement, and our relationship with our employees is good.

Legal Proceedings

We are not aware of any pending legal proceedings against us.

Property

We lease approximately 4,700 square feet of office space at 1600 International Drive, Suite 110, McLean, Virginia pursuant to a lease which expires in November 2008. Our lease provides for an annual rental of approximately $101,000 which is subject to annual escalations of 4%. The space can house approximately 15 to 20 staff. We believe that our facilities are adequate for our needs and that additional space is readily available should we need it.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The information set forth and discussed in this Management’s Discussion and Analysis or Plan of Operation is derived from our financial statements and the related notes, which are included in this prospectus. The following information and discussion should be read in conjunction with those financial statements and notes. Additionally, this Management’s Discussion and Analysis or Plan of Operation contains forward-looking statements. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this prospectus, and our “Risk Factors” set forth above.

Overview

Our company was formed in May 2005 to pursue a business combination. On October 24, 2006, we acquired InferX Corporation, a Virginia corporation (“InferX Virginia”), and on October 27, 2006 we merged InferX Virginia into our company and changed our name to “InferX Corporation.” After the acquisition of InferX Virginia, we succeeded to its business as our sole line of business. InferX Virginia was formed in August 2006 by the merger of the former InferX Corporation, a Delaware corporation (“InferX Delaware”), with and into Datamat Systems Research, Inc., a Virginia corporation and an affiliate of InferX Delaware (“Datamat”), pursuant to which Datamat was the surviving corporation and changed its name to “InferX Corporation.”

Datamat was formed in 1992 as a professional services research and development firm, specializing in technology for distributed analysis of sensory data relating to airborne missile threats under contracts with the Missile Defense Agency and other DoD contracts. InferX Delaware was formed in 1999 to commercialize Datamat’s missile defense technology to build applications of real time predictive analytics. The original technology was developed in part with grants by the Missile Defense Agency.

Historically, we have derived nearly all of our sales revenues under federal government contracts. Under these contracts, we performed research and development that enabled us to retain ownership of the intellectual property, which led to the creation of our current products. Due to the relatively small and uncertain margins associated with fixed price government contracts and the inherent limit of the market size, in fiscal 2002 we began to develop our software as a commercial product, concentrating on building specific applications that we believed would meet the needs of potential new customers. In fiscal 2003, we sold two commercial licenses. However, since fiscal 2004, all of our revenues have derived from government contracts. Currently, we have one contract with the Missile Defense Agency to develop a prototype application of our software.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We rely on historical experience and on other assumptions we believe to be reasonable under the circumstances in making our judgments and estimates. Actual results could differ from those estimates. We consider our critical accounting policies to be those that are complex and those that require significant judgments and estimates, including the following: recognition of revenue, capitalization of software development costs and income taxes.

Cash and Cash Equivalents

We consider all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

We maintain cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Allowance for Doubtful Accounts

We provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years). Costs of maintenance and repairs are charged to expense as incurred.

Computer Software Development Costs

Beginning in 2000, we began capitalizing certain software development costs. We capitalize the cost of software in accordance with SFAS 86 once technological feasibility has been demonstrated, as we have in the past sold, leased or otherwise marketed our software, and plan on doing so in the future. We capitalize costs incurred to develop and market our privacy preserving software during the development process, including payroll costs for employees who are directly associated with the development process and services performed by consultants. Amortization of such costs is based on the greater of (1) the ratio of current gross revenues to the sum of current and anticipated gross revenues, or (2) the straight-line method over the remaining economic life of the software, typically five years. It is possible that those anticipated gross revenues, the remaining economic life of the products, or both, may be reduced as a result of future events. We have not developed any software for internal use.

Revenue Recognition

Historically we have generated revenue from professional services under both fixed-price and time-and-material contracts. Since 2004, all our revenue has been generated under fixed-price contracts.

Time-and-Material Contracts

Time-and-material contracts revenue is generated as costs are generally incurred in proportion with contracted billing schedules and revenue is recognized as services are performed, with the corresponding cost of providing those services reflected as direct costs. Such method is expected to result in reasonably consistent profit margins over the contract term.

Fixed-Price Contracts

Revenue from firm-fixed-price contracts is recognized upon achievement of the milestones contained in the contracts in accordance with the provisions of Staff Accounting Bulletin 104. Revenue is not recognized until collectibility is assured, which does not take place until completion of the particular milestone. Costs are recognized as services are performed.

We do not derive revenue from projects involving multiple revenue-generating activities. If a contract would involve the provision of multiple service elements, total estimated contract revenue would be allocated to each element based on the fair value of each element.

The amount of revenue allocated to each element would then be limited to the amount that is not contingent upon the delivery of another element in the future. Revenue for each element would then be recognized depending upon whether the contract is a time-and-materials contract or a fixed-price, fixed-time contract.

Stock-Based Compensation

We have not issued any stock options or other equity based incentives. However, we intend to adopt, subject to stockholder approval, a qualified stock option plan that will include up to 2,200,000 shares of our common stock.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005. We have adopted these provisions as of January 1, 2006 and this adoption did not have a material effect on our operations.

On January 1, 2006, we adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, we measured compensation expense for all of our share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. We have provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to our stock-based compensation.

We have elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. We recognize these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. We consider voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

Concentrations

We have derived all of our revenue from agencies of the United States Government.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of accounts receivable and unbilled receivables. To date, accounts receivable and unbilled receivables have been derived from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required.

Income Taxes

Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Research and Development

Research and development costs are expensed as incurred.

Recent Issued Accounting Standards

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. In December 2003, the FASB revised FIN 46 and issued FIN 46 (revised December 2003) (“FIN 46R”). In addition to conforming to previously issued FASB Staff Positions, FIN No. 46R deferred the implementation date for certain variable interest entities. This revised interpretation is effective for all entities no later than the end of the first reporting period that ends after March 15, 2004. We do not have any investments in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption of this interpretation has not had any impact on our results of operations, financial position or cash flows.

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transactions” (“SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The adoption of SFAS 153 has not had a material impact on the Company’s condensed consolidated financial statements

In May 2005, FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS 154 to have a material effect on our financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS 155 has not had a material impact on the Company’s condensed consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). We do not expect adoption of SFAS 158 to have a material impact on our consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. FIN No. 48 has not had a material impact on the Company’s condensed consolidated financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on our financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. SAB 108 has not had a material impact on the Company’s condensed consolidated financial statements.

In December 2006, the FASB Staff issued FSP EITF - 00-19-2, “Accounting for Registration Payment Arrangements” (“EITF 00-19-2”). EITF 00-19-2 addresses an issuer’s accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. EITF 00-19-2 is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. Application of EITF 00-19-02 resulted in an adjustment in January 2007 reclassifying the derivative liability to additional paid-in capital and retained earnings. The adjustment reduced derivative liability by $1,031,703 and increased additional paid-in capital by $547,086 and increased retained earnings by $484,617, which was the cumulative-effect adjustment resulting from the adoption of this standard.

Six Months Ended June, 2007 and 2006

Revenue for the six months ended June 30, 2007 was $200,000, and increase of approximately $125,000, or 167%, from approximately $75,000 for the same period in 2006. The increase is a result of an increase in government contracts.

Direct costs were approximately $201,000 and $184,000 for the six months ended June 30, 2007 and 2006 respectively. This represents an increase of approximately $17,000 or 9.5%. The difference is a result of increased direct labor of approximately $4,000 and an increase in subcontractor costs of approximately $39,000 that were a result of increased government contracts and a decrease in other direct costs of approximately $26,000.

Operating expenses which include indirect labor, professional fees, advertising, consulting and general and administrative, increased from approximately $353,000 for the six months ended June 30, 2006 to approximately $744,000 for the same period in 2007. The increase of approximately $391,000 or 111% is primarily a result of an increase in indirect labor and fringes of approximately $260,000 due to increased staffing and salaries in 2007, an increase in professional fees of approximately $65,000 due to SEC filing expenses and an increase in outside sales and marketing consultants in 2007, a reduction in general and administrative costs of approximately $44,000 due to decreases in printing and marketing costs in 2007, an increase in registration penalty of approximately $89,000 because the Company’s registration statement on form SB-2 is not effective in accordance with the terms of its registration rights agreement booked in 2007 and an impairment charge of approximately $10,000 due to a write down of capitalized software in 2007.

Three Months Ended June 30, 2007 and 2006

Revenue for the three months ended June 30, 2007 was $100,000, an increase of approximately $75,000, or 300%, from approximately $25,000 for the same period in 2006. This was a result of an increase in government contracts.

Direct costs for the three months ended June 30, 2007 were approximately $86,000 compared to approximately $84,000 for the same period in 2006, an increase of approximately $2,000, or 2.3%. This resulted primarily from approximately $2,000 in increased direct labor and fringes and $16,000 of increased subcontractor costs due to increased government contracts and a decrease of approximately $16,000 in other direct costs. Accordingly, our gross margin increased in the three months ended June 30, 2007 to 13.7% from (237)% for the same period in 2006.

Operating expenses, which include indirect labor, professional fees, advertising, consulting and general and administrative, increased approximately $199,000 from approximately $165,000 for the period ended June 30, 2006 to approximately $365,000 for the same period in 2007. This represents an increase of 120%. The increase is primarily a result of increased indirect labor and fringes of $148,000 due to increased salaries and staffing in 2007, an increase in professional fees of approximately $88,000 due to SEC filing expenses and an increase in outside sales and marketing consultants in 2007, and a decrease in general and administrative expense of approximately $41,000 due to decreases in printing and marketing costs in 2007.

Fiscal Years Ended December 31, 2006 and 2005

Revenue for the year ended December 31, 2006 was approximately $200,000, a decrease of approximately $25,000, or 11% from approximately $225,000 for the same period in 2005. This was a result of a decision by management to reduce reliance on general Federal Government professional services contracts and to concentrate on Federal Government contracts within our core competency and further development and sales of our software for use in the commercial sector.

Direct costs for the year ended December 31, 2006 were approximately $282,000 compared to approximately $209,000 for the same period in 2005, an increase of approximately $73,000 or 35%. Direct costs before capitalization of labor costs were approximately $317,000 in 2006 and $233,000 in 2005, representing capitalized labor of approximately $35,000 and $24,000 in 2006 and 2005, respectively. This increase in direct costs in 2006 compared to 2005 of approximately $84,000 or 36% resulted primarily from an increase in subcontract labor of approximately $50,000 in 2006 and reductions in salary accepted by key direct employees in 2005 of approximately $35,000 when compared to 2006. Accordingly, our gross margin declined in the year ended December 31, 2006 to (41%) from 7% for the same period in 2005.

Operating expenses, which include indirect labor, professional fees, advertising, consulting and general and administrative, increased approximately $563,000 from approximately $527,000 for the year ended December 31, 2005 to approximately $1,090,000 for the same period in 2006. This represents an increase of 107%. The increase is the result of the following: an increase in indirect and overhead labor and fringes of approximately $352,000, resulting from costs related to an increase in staffing in 2006 of approximately $125,000 and reductions in salaries and fringes accepted by key employees in 2005 of approximately $240,000; an increase in professional services of approximately $263,000, consisting of non-cash charges of approximately $199,000 for stock issued to consultants for services and an increase in accounting costs of approximately $64,000 related to our becoming a public company; and a reduction in advertising and marketing of approximately $69,000, which reflects reduced reliance on outside consults for branding and advertising.

Liquidity and Capital Resources

We had cash of approximately $37,000 at June 30, 2007 and a working capital deficit of approximately $384,000. During the six months ended June 30, 2007, we used approximately $311,000 from our operations, approximately $130,000 in additional fixed assets and approximately $8,000 in debt repayments. Our cash needs were funded primarily by an exercise of a portion of our Class A warrants for approximately $406,000, a decrease in accounts receivable of $50,000 and an increase in accounts payable and accrued expenses of approximately $282,000.

We have entered in to employment contracts that range in length from three to five years with five employees. The contracts call for total annual compensation in the amount of $670,000. In October 2006, we executed a new contract with the Missile Defense Agency for approximately $400,000 that under the terms of the contract is to be completed within one year, $150,000 of which remains unbilled and unearned at June 30, 2007.

We will need to generate significant additional revenue to support our projected increases in staffing and other operating expenses, which we cannot give any assurance we will be able to accomplish. We are currently expending approximately $125,000 per month to support our operations, and under our projected growth plan, we would be expending approximately $250,000 per month by the end of fiscal 2007. Our existing capital and contract is sufficient to fund our operations only through the third quarter of 2007. If we are unable to generate increased revenue, it will be necessary for us to significantly reduce expenses or raise additional capital to stay in business. We estimate that we will require approximately $350,000 in additional capital to sustain our operations at their current level through fiscal 2007 and that we will require as much as $3,000,000 in additional revenues or $1,500,000 in additional funding to achieve our projected growth plan.

Although we believe the additional capital we will require will be provided either through the exercise of warrants and/or increased revenue, we cannot assure you that the warrants will be exercised or that we can generate sufficient revenue to maintain projected operating levels. Accordingly, we may need to try to secure additional equity or debt financing which we cannot assure you would be available to us at prices that would be acceptable. Our failure to generate such revenue, reduce expenses or obtain necessary financing could impair our ability to stay in business and raises substantial doubt about our ability to remain as a going concern.

MANAGEMENT

The following table sets forth the name, age, position and term of directorship, as applicable, of each of our directors and executive officers. Directors are elected annually. Officers are selected by the Board of Directors and serve at the pleasure of the Board.

Name and Position	Age	Director Since
B.K. Gogia President, Chief Executive Officer and Chairman of the Board of Directors	55	2006

Dr. Jerzy W. Bala Chief Technical Officer and a Director	48	2006

Scott B. Parliament Chief Financial Officer, Vice President of Business Development and Marketing and a Director	49	2006

Jesus Mena Chief Strategy Officer	60	-

Management Biographies

B.K. Gogia - Mr. Gogia has been President, Chief Executive Officer and a director of InferX since our acquisition of InferX Virginia in October 2006. Mr. Gogia was the founder of and had been President, CEO and Director of InferX Virginia since its inception in 1992. Prior to the formation of InferX Virginia, Mr. Gogia was Technical Director/Software Manager with Science Applications International Corporation (SAIC), and held senior technical positions with L3 Corporation and Lockheed Martin Corporation. Mr. Gogia began his career as a systems engineer and software developer with Data General Corporation in the field of compilers and operating systems.

Mr. Gogia holds a Bachelors degree from the University of Delhi, India; a Masters degree with a major in Computer Science from New York Institute of Technology; and a postgraduate management degree with a major in Marketing from the Institute of Marketing & Management. In 2004, Mr. Gogia was chosen to participate in a Mindshare program for CEOs of the most promising technology companies in the Greater Washington area.

Jerzy W. Bala, Ph.D. - Dr. Jerzy Bala has been Chief Technical Officer and a director of InferX since our acquisition of InferX Virginia in October 2006. Dr. Bala had been employed by InferX Virginia since 1994 as Chief Scientist and was appointed Chief Technical Officer of InferX Virginia in May 2006 and a director in September 2006. Dr. Bala defines short and long term technology directions for the products, business cases for new markets, oversees research and development of future products and existing products, and manages intellectual property for InferX.

From May 2002 to October 2002, Dr. Bala consulted with Mitre Corporation, a federally funded research and development corporation (FFRDC) in its Data Exploitation and Information Management Group in development of data mining techniques for network intrusion detection sponsored by the National Security Agency; and subsequent development of data exploitation techniques for command and control in simulations in operations other than war for the U.S. Marine Corps.

From September 1998 to May 2000, Dr. Bala served as Visiting Research Professor with the School of Information Technology, George Mason University, and was the recipient of a Fellowship in Computational Science and Engineering - National Science Foundation New Technologies Program in the Division of Advanced Scientific Computing.

Dr. Bala holds a Ph.D. in Computer Science from George Mason University, an MSc in Computer Engineering and a BSc in Electrical Engineering from AGH University of Science and Technology in Poland. Dr. Bala’s Doctoral Dissertation Thesis was in “Learning to Recognize Visual Concepts,” with his Advisor, Professor Ryszard Michalski, a cofounder of Machine Learning as a discipline.

Dr. Bala has over 70 peer reviewed publications in conference proceedings and journals and other numerous technical papers to its credit.

Scott B. Parliament - Mr. Parliament has been Chief Financial Officer and a director of InferX since our acquisition of InferX Virginia in October 2006 and is now serving as Vice President of Business Development and Marketing as well. Mr. Parliament had been Chief Financial Officer of InferX Virginia since April 2005 and a director since September 2006. From April 2003 to December 2004, he was Chief Financial Officer of Securit-e-doc, Inc., a security and communications software company. From 2000 to April 2003, he was a Principal of KAM Strategic Advisors, a financial and management consulting firm. Mr. Parliament was also Chief Financial Officer for BioShield Technologies, Inc. (NASDAQ: BSTI) in 2000. Mr. Parliament’s experience in business development and marketing includes serving as head of marketing at Securit-e-doc, Inc. and Head of Retail Partnerships (business development) for Consumer Financial Network, a wholly owned subsidiary of IXL (NASDAQ: IIXL), from 1999 to 2000, and Chief Operating Officer, Director and Chief Financial Executive for Innovo Group, Inc. (NASDAQ: INNO) from 1996 to 1998. He is a CPA and spent ten years from 1980 to 1989 with BDO Seidman, one of the major international accounting firms where he specialized in business development and marketing focused on small market business expansion. Mr. Parliament has a BS in Accountancy from Ferris State University.

Jesus Mena - Mr. Mena has been the Chief Strategy Officer of InferX since our acquisition of InferX Virginia in October 2006 and had been the Chief Strategy Office of InferX Virginia since August 2006. From November 2005 to August 2006 he was a data mining consultant to the Department of Homeland Security, Office of Inspector General, where he was the technical lead consultant on the first department wide audit of all data mining and advanced analytical systems. He held the same positions with the Sandia National Laboratories from April 2003 to November 2004, the National Counterterrorist Center from May to July 2004, and the General Accountability Office in April to June 2004. Mr. Mena is a world renowned expert in analytics and data mining, and has published several books, including Homeland Security Techniques and Technologies (2005), Investigative Data Mining for Security and Criminal Detection (2003), Web Mining for Profit (2002), and Data Mining Your Website (2001). From April 2000 to February 2002, Mr. Mena was the CEO of WebMiner, Inc., a company in the business of Internet marketing. Prior to this Mr. Mena spent approximately twenty years with the Internal Revenue Service where he was the lead data miner and artificial intelligence specialist. Mr. Mena has a BA in Communications from the University of Texas, El Paso.

There are no family relationships among the officers and directors.

Audit, Nominating and Compensation Committees

Our Board of Directors does not have standing audit, nominating or compensation committees, and our Board of Directors performs the functions that would otherwise be delegated to such committees. We have not obtained directors and officers insurance required by the quality of independent directors who we seek to have join our Board of Directors. We are in the process of pricing directors and officers insurance. Accordingly, we anticipate that our Board of Directors will be able to attract qualified independent directors to serve on the Board and ultimately form standing audit, nominating and compensation committees.

EXECUTIVE COMPENSATION

Summary Compensation

Compensation paid to B.K. Gogia, our President and Chief Executive Officer, is set forth in the Summary Compensation Table below. No other executive officer’s compensation exceeded $100,000 in the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
B.K. Gogia	2006	$82,500	-	-	-	-	-	$23,100	(1)	$105,600
President and Chief	2005	$24,311	-	-	-	-	-	$23,254	(1)	$47,565
Executive Officer (PEO)	2004	$55,370	-	-	-	-	-	$25,166	(1)	$80,536

(1)
Consists of an automobile allowance in the amounts of $9,073, $8,998 and $8,998, and life insurance premiums for which we are not the beneficiary in the amounts of $14,027, $14,256 and $16,168, for the years ended December 31, 2006, 2005 and 2004, respectively.

In May 2006, we entered into employment agreements with our four executive officers: B.K. Gogia, Dr. Jerzy W. Bala, Scott B. Parliament and Jesus Mena. The employment agreements with Dr. Bala, Mr. Parliament and Mr. Mena each have a term of three years, and Mr. Gogia’s agreement has a term of five years. Each of these employment agreements are terminable by the company during the term with or without cause. The employment agreements are terminable by the executives for “good reason”, including a material breach of the employment agreement not cured within 15 days. Upon termination for “good reason” by the executive or by the company without cause, Mr. Parliament and Mr. Mena would receive a six month severance payment, Dr. Bala’s severance payment would be for nine months and Mr. Gogia’s severance payment would be the greater of two years or the remaining term of his employment agreement. For the fiscal year ended December 31, 2006, the annualized salaries under their employment agreements were $180,000 for Mr. Gogia, $150,000 for Mr. Parliament, $140,000 for Dr. Bala and $100,000 for Mr. Mena, although the amounts actually paid to each of them was less than these amounts due to agreed upon salary reductions and the fact that salaries were lower prior to entering into new employment agreements in May 2006. In addition, under their employment agreements each of the employees is eligible for a bonus upon achieving objectives determined by management for each executive for achieving certain performance targets. For the fiscal year ended December 31, 2006, each executive agreed that no performance targets would be set and no bonuses would be paid.

We have a 401(k) plan for which we provide no matching funds. We intend to adopt, subject to stockholder approval, a qualified stock option plan that will include up to 2,200,000 shares of our common stock. No other retirement, pension, or profit sharing exist.

The tables entitled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” and “DIRECTOR COMPENSATION” and the respective discussions related to those tables have been omitted because no compensation required to be reported in those tables was awarded to, earned by or paid to any of the named executive officers or directors in any of the covered fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 15, 2007, certain information concerning the beneficial ownership of common stock by (i) each person known by the company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 10,758,905 shares outstanding (plus, with respect only to each holder of securities that are exercisable for or convertible into common stock within 60 days, shares underlying such securities). The address of each of the directors and executive officers listed below is c/o InferX Corporation, 1600 International Drive, Suite 110, McLean, Virginia 22102 unless otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares Owned
B.K. Gogia	4,239,579	(1)	39.4%
Jerzy W. Bala	496,524		4.6%
Scott B. Parliament	181,109	(2)	1.7%
Jesus Mena	-		-
Robert B. Prag 2455 El Amigo Road
Del Mar, CA 92014	746,166	(3)	6.9%
John Lemak Sandor Capital Master Fund, L.P. 2828 Routh Street, Suite 500
Dallas, TX 75201	1,080,236	(4)	9.9%
Lacuna Hedge Fund LLLP c/o Lacuna Ventures 1100 Spruce Street, Suite 202
Boulder, CO 80302	2,283,298	(5)	19.9%
All directors and executive officers as a group (4 persons)	4,917,212		45.7%

(1)
Includes 177,330 shares owned directly by Mr. Gogia’s daughter, 177,330 shares owned directly by Mr. Gogia’s son, and 35,466 shares owned directly by Mr. Gogia’s spouse. Mr. Gogia disclaims beneficial ownership of all shares owned directly by others.

(2)
Includes 10,000 shares owned directly by one of Mr. Parliament’s sons, and 10,000 shares owned directly by another of Mr. Parliament’s sons. Mr. Parliament disclaims beneficial ownership of all shares owned directly by others.

(3)
Based upon information provided to or otherwise known by the company and contained in the amended Schedule 13G filed by Mr. Prag on November 3, 2006. Includes 124,181 shares issuable upon the exercise of warrants that are exercisable within 60 days.

(4)
Based upon information provided to or otherwise known by the company and contained in the Schedule 13G filed by Sandor Capital Advisors, LLC, a Texas limited liability company (“Sandor Advisors”), and Mr. Lemak, the principal of Sandor Advisors, on November 1, 2006. Includes 311,985 shares directly owned by Mr. Lemak. Also includes 54,276 of the 612,545 shares issuable upon the exercise of warrants owned by Sandor Advisors and held by Sandor Capital Master Fund, L.P. (“Sandor Capital”) (428,364 shares) and Mr. Lemak (184,181 shares), in the aggregate, that are exercisable within 60 days. By their terms, the warrants held by Sandor Capital and Mr. Lemak are not exercisable to the extent that exercise by either of them would result in the joint beneficial ownership by Sandor Advisors and Mr. Lemak of greater than 9.99% of the company’s issued and outstanding common stock. If all of the warrants were exercisable in full, Sandor Advisors and Mr. Lemak would jointly beneficially own 1,636,505 shares of common stock, which would represent beneficial ownership of approximately 14.4% of the company’s issued and outstanding common stock. Mr. Lemak makes investment decisions on behalf of Sandor Advisors.

(5)
Based upon information provided to or otherwise known by the company and contained in the Schedule 13G filed by Lacuna Venture Fund LLLP (“Lacuna Venture Fund”), Lacuna Ventures GP LLLP (“Lacuna GP”) and Lacuna, LLC (“Lacuna LLC”) on November 3, 2006. In April 2007, Lacuna Venture Fund transferred all of its InferX shares and warrants to Hedge Fund LLLP, one of its affiliates (“Lacuna Hedge Fund,” and, together with Lacuna GP and Lacuna LLC, the “Lacuna Entities”). Also includes 663,298 of the 1,080,000 shares issuable upon the exercise of warrants owned by the Lacuna Entities that are exercisable within 60 days. By their terms, the warrants held by Lacuna Hedge Fund are not exercisable to the extent that exercise would result in the Lacuna Entities’ beneficial ownership of greater than 19.99% of the company’s issued and outstanding common stock. If all of the warrants were exercisable in full, the Lacuna Entities would beneficially own 2,700,000 shares of common stock, which would represent beneficial ownership of approximately 22.8% of the company’s issued and outstanding common stock. Rawleigh Ralls makes investment decisions on behalf of each of the Lacuna Entities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bridge Loan

In May 2006, certain investors provided a bridge loan to InferX Virginia in the aggregate principal amount of $350,000 (the “Bridge Loan”). Robert B. Prag, John Lemak and Sandor Capital Master Fund, L.P. (“Sandor Capital”), who beneficially owns greater than 5% of our issued and outstanding shares of common stock, provided $50,000, $50,000 and $100,000, respectively, of the Bridge Loan. In consideration for the Bridge Loan, the investors received shares of InferX Virginia common stock convertible into an aggregate of 250,000 shares of common stock upon the consummation of our acquisition of InferX Virginia. Mr. Prag was issued 35,714 of these shares, Mr. Lemak was issued 35,714 of these shares and Sandor Capital was issued 71,429 of these shares. Upon the consummation of the acquisition, the entire principal amount of the Bridge Loan, plus interest accrued at the rate of 8% per annum, was repaid by the company, including the payment of $50,000 plus interest to Mr. Prag, $50,000 plus interest to Mr. Lemak and $100,000 plus interest to Sandor Capital. In lieu of payment in cash upon the consummation of the acquisition, Mr. Prag purchased 103,484 units, Mr. Lemak purchased 103,484 units and Sandor purchased 206,970 units in the October 2006 private placement in consideration of his cancellation of the entire principal amount of his Bridge Loan plus accrued interest, totaling $51,742, $51,742 and $103,485, respectively.

Registration Rights

In connection with our acquisition of InferX Virginia, the October 2006 private placement, and certain other agreements, we have agreed to file registration statements under the Securities Act to register the resale of our common stock beneficially owned by our former directors, officers and stockholders, Paul T. Mannion Jr., Andrew Reckles and Robert B. Prag, as well as the individuals who became directors, officers and significant stockholders following the acquisition: B.K. Gogia, Jerzy W. Bala and Scott B. Parliament. In addition, if we fail to meet certain deadlines in filing or having the registration statements declared effective, some of these individuals will be entitled to receive additional shares of common stock as a penalty.

Transactions between Black Nickel and the Founding Stockholders

Immediately prior to the consummation of our acquisition of InferX Virginia, we acquired an aggregate of 300,000 shares of our common stock from Messrs. Mannion, Reckles and Prag for an aggregate purchase price of $300.00.

SELLING STOCKHOLDERS

We are registering this offering under the terms of a registration rights agreement between us and certain holders of our common stock and warrants to purchase shares of our common stock. We originally issued these securities in transactions that were exempt from the registration requirements of the Securities Act to purchasers we reasonably believed were “accredited investors,” as defined in Regulation D under the Securities Act. We are registering these securities to permit the selling stockholders who purchased them from us to dispose of the shares of common stock, or interests therein, from time to time. The selling stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of them. Except for the original stockholders of Black Nickel Acquisition Corp. I, the term selling stockholders includes the selling stockholders and their transferees, pledgees, donees or their successors. None of the original stockholders of Black Nickel Acquisition Corp. I, Messrs. Mannion, Prag and Reckles, has transferred any of their shares. We will file a prospectus supplement to name successors to any named selling stockholder who are able to able to use this prospectus to resell their securities. The second column lists the number of shares of common stock held by each selling stockholder as of August 15, 2007, assuming the exercise of all of the warrants held by such selling stockholder on that date, without regard to any limitations on exercise. The third column lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling stockholders. The fourth column lists the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this prospectus are sold.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling stockholder is the beneficial owner of any additional shares of our common stock or other equity securities or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated in the footnotes to the table, no selling stockholder has had any material relationship with us or our predecessors or affiliates during the last three years. Except for Mark Nicosia, who is a registered representative of a registered broker-dealer, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. Mr. Nicosia has advised us that he purchased his securities to be resold in the ordinary course of business and had no agreement or understanding, directly or indirectly, with any person to distribute the securities at the time of his purchase.

The selling stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the Commission, and includes voting power and investment power with respect to such shares.

Name	Shares Owned	Shares Offered	Shares Held After Offering	% Ownership After Offering (1)
Jerzy W. Bala (2)	496,524	70,000	426,524	4.0%
Brian M. Barton (3)	300,000	134,087	165,913	1.5%
Cynthia M Boyle and John N. Boyle III (4)	90,000	40,226	49,774	*
Brian Corbman (5)	300,000	134,087	165,913	1.5%
Francisco de Cossio(6)	10,000	10,000	-	-
B.K. Gogia (7)	4,239,579	225,000	4,014,579	37.3%
Lacuna Hedge Fund LLLP (8)	2,700,000	1,206,779	1,493,221	13.1%
John Lemak (9)	496,166	241,515	254,651	4.9%
The London Family Trust (10)	588,486	296,604	291,882	2.7%
Paul T. Mannion, Jr. (11)	400,000	250,000	150,000	1.4%
Mark Nicosia (12)	450,019	226,816	223,203	2.0%
Richard O’Leary (13)	300,000	134,087	165,913	1.5%
Scott B. Parliament (14)	181,109	45,000	136,109	1.3%
Robert B. Prag (15)	746,166	424,472	321,694	3.0%
Michael Pruitt (16)	75,000	33,521	41,479	*
Andrew Reckles (17)	400,000	250,000	150,000	1.4%
Craig Samuels (18)	300,000	134,087	165,913	1.5%
Sandor Capital Master Fund, L.P. (19)	1,142,339	550,078	592,261	4.9%
David C. Stocking (20)	152,500	67,043	85,457	*

* Less than 1%

(1)
The calculation of the percentage owned is based on 10,758,905 shares outstanding (plus, with respect only to each holder of securities that are exercisable for or convertible into common stock within 60 days, shares underlying such securities).

(2)	Dr. Bala is Chief Technical Officer and a director of InferX. Dr. Bala acquired his shares in connection with the founding of InferX Delaware.

(3)	Includes 120,000 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(4)	Includes 60,000 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholders purchased these securities in our October 2006 private placement.

(5)	Includes 200,000 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(6)	Mr. de Cossio acquired his shares in connection with the founding of Datamat and InferX Delaware.

(7)
Mr. Gogia is President, Chief Executive Officer and a director of InferX. Please see footnote 1 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” for an explanation of Mr. Gogia’s beneficial ownership. Mr. Gogia acquired his shares in connection with the founding of Datamat and InferX Delaware.

(8)
Includes 1,080,000 shares issuable upon the exercise of warrants, of which 663,298 are exercisable within 60 days. Please see footnote 5 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” for an explanation of Lacuna Hedge Fund LLLP’s beneficial ownership. The selling shareholder purchased these securities in our October 2006 private placement.

(9)
Includes 184,181 shares issuable upon the exercise of warrants, of which 54,276 are exercisable within 60 days. Please see footnote 4 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” for an explanation of Mr. Lemak’s beneficial ownership. The percentage indicated under the column “% Ownership After Offering” does not include shares that Mr. Lemak does not have the right to acquire within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(10)
Includes 211,109 shares issuable upon the exercise of warrants, of which 167,869 are exercisable within 60 days. The natural person who holds voting and investment power over the securities held by The London Family Trust is Robert S. London. The selling shareholder purchased these securities in our October 2006 private placement.

(11)
Mr. Mannion was President, a director and a founder of our predecessor, Black Nickel Acquisition Corp. I, from inception through October 2006. Mr. Mannion acquired his shares in connection with the founding of Black Nickel.

(12)	Includes 161,436 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(13)	Includes 150,000 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(14)
Mr. Parliament is Chief Financial Officer, Vice President of Business Development and Marketing and a director of InferX. Please see footnote 2 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” for an explanation of Mr. Parliament’s beneficial ownership. Mr. Parliament acquired his shares in connection with the founding of InferX Delaware.

(15)
Mr. Prag was a founder of our predecessor, Black Nickel Acquisition Corp. I. Please see footnote 3 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” for an explanation of Mr. Prag’s beneficial ownership. Mr. Prag acquired 400,000 of his shares in connection with the founding of Black Nickel, and he purchased the remainder of his securities in our October 2006 private placement.

(16)	Includes 50,000 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(17)
Mr. Reckles was Secretary, a director and a founder of our predecessor, Black Nickel Acquisition Corp. I, from inception through October 2006. Mr. Mannion acquired his shares in connection with the founding of Black Nickel.

(18)	Includes 200,000 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(19)
Includes 428,364 shares issuable upon the exercise of warrants, up to 54,276 of which are exercisable within 60 days. Please see footnote 4 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” for an explanation of Sandor Capital Master Fund, L.P.’s beneficial ownership. The percentage indicated under the column “% Ownership After Offering” does not include shares that Sandor Capital Master Fund, L.P. does not have the right to acquire within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

(20)	Includes 60,000 shares issuable upon the exercise of warrants that are exercisable within 60 days. The selling shareholder purchased these securities in our October 2006 private placement.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of InferX in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders may sell the common stock at a price of $.50 or a range per share until our common stock is quoted on the OTC Bulletin Board. After our common stock is quoted on the OTC Bulletin Board, the sales price offered by the selling stockholders to the public may be:

1.	at fixed prices;

2.	the market price prevailing at the time of sale;

3.	a price related to such prevailing market price; or

4.	such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions.

If our selling stockholders enter into arrangements with brokers or dealers of the nature described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, a selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made to stabilize the price of a security in connection with a distribution of that security. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs and expenses relating to the registration of the selling stockholders’ resale of their common stock. These costs and expenses are estimated to total $30,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 85,000,000 shares, including 75,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 10,758,905 shares of common stock and no shares of preferred stock are issued and outstanding. In addition, we have issued and outstanding (i) Class A Warrants to purchase an aggregate of up to 699,879 shares of common stock at an exercise price of $.50 per share and (ii) Class B Warrants to purchase an aggregate of up to 2,329,392 shares of common stock at an exercise price of $.62 per share.

Common Stock

Voting Rights. All shares of common stock have equal voting rights, with one vote per share, on all matters submitted to the stockholders for their consideration. The shares of common stock do not have cumulative voting rights.

Dividends. Subject to the prior rights of the holders of any series of preferred stock which may be issued, holders of common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of company funds legally available therefor.

Preemptive and Liquidation Rights. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of the company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and after the liquidation preference of any preferred stock outstanding at the time.

Other. There are no sinking fund provisions applicable to the common stock. The shares issued upon exercise of the Class A Warrants and the Class B Warrants will be fully paid and non-assessable when issued.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, none of which is issued and outstanding. Under our certificate of incorporation, the Board of Directors may issue shares of preferred stock in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the board of directors may determine. This is commonly referred to as “blank check” preferred stock. Blank check preferred stock may make it more difficult for current management to be replaced since management may use it to defeat an unsolicited takeover by increasing the number of shares of common stock held by existing shareholders.

Class A Warrants

The Class A Warrants are exercisable, in whole or in part, immediately upon issue until 5:00 p.m. Eastern Time on the fifth anniversary of the date of issue at an initial exercise price of $0.50 per share of common stock (subject to certain adjustments). The exercise price and the number of shares issuable upon exercise of the Class A Warrants is adjustable upon the occurrence of a stock split, share dividend or a similar event. In addition, if we issue shares of common stock at a price less than the offering price or other securities convertible into shares of common stock at a conversion price less than the offering price, then, the exercise price shall be adjusted to equal the subsequent lower offering price or conversion price, as the case may be.

The Class A Warrants are also callable by the company under certain circumstances.

The foregoing description is qualified in its entirety by reference to the Class A Warrant, which was filed as an exhibit to our Current Report on Form 8-K, filed on October 30, 2006.

Class B Warrants

The Class B Warrants are exercisable, in whole or in part, immediately upon issue until 5:00 p.m. Eastern Time on the fifth anniversary of the date of issue at an initial exercise price of $0.62 per share of common stock (subject to certain adjustments). The exercise price and the number of shares issuable upon exercise of the Class B Warrants is adjustable upon the occurrence of a stock split, share dividend or a similar event. In addition, if we issue shares of common stock at a price less than the offering price or other securities convertible into shares of common stock at a conversion price less than the offering price, then, the exercise price shall be adjusted to equal the subsequent lower offering price or conversion price, as the case may be.

The Class B Warrants are callable by the company under certain circumstances.

The foregoing description is qualified in its entirety by reference to the Class B Warrant, which was filed as an exhibit to our Current Report on Form 8-K, filed on October 30, 2006.

Registration Rights

We have granted the following registration rights to certain shareholders pursuant to a Registration Rights Agreement. The following description is qualified in its entirety by reference to the Registration Rights Agreement, which was filed as an exhibit to our Current Report on Form 8-K, filed on October 30, 2006.

(1) First Registration Statement. We have filed a registration statement in connection with this offering (the “First Registration Statement”) registering the resale by the selling stockholders, the following shares of their common stock:

(a) All 2,329,392 of the shares of common stock included in the units sold in the private placement;

(b) 750,000 of the 1,200,000 shares of common stock originally held by Messrs. Mannion, Reckles and Prag as founders of our predecessor, Black Nickel Acquisition Corp. I;

(c) 600,000 shares of common stock held by certain former InferX Virginia shareholders; and

(e) such number of the Class A Warrant Shares that when aggregated with all of the shares set forth in paragraphs (a) through (c) immediately preceding would equal 49% of the total number of shares of common stock issued and outstanding on the date that such registration statement is filed (exclusive of any shares of common stock under any warrants, options or convertible securities that have not yet been exercised or converted).

We have agreed to use our best efforts to have the First Registration Statement declared effective by the SEC within 120 days following the closing of the Merger, or 150 days following the closing of the Merger should the SEC elect to review the registration statement.

(2) Demand Registration Statement. The persons who are parties to the Registration Rights Agreement, upon the election of either (i) such persons holding, in the aggregate, greater than 50% of the shares of common stock registrable thereunder that were not registered under the First Registration Statement or (ii) any of Messrs. Mannion, Reckles or Prag, shall have the right, at any time commencing 30 days after the date that the First Registration Statement is declared effective, provided that such occurs, to demand the filing of a registration statement (the “Demand Registration Statement”) to register the Class B Warrant Shares and the remaining Class A Warrant Shares and shares held by Messrs. Mannion, Reckles and Prag that were not registered in the First Registration Statement.

We will use our best efforts to file the Demand Registration Statement with the SEC within 45 days after a written demand noticed has been received by the company, and have the Demand Registration Statement declared effective by the SEC within 150 days following such written demand.

(3) Penalty Provision. If the First Registration Statement or the Demand Registration Statement is not filed or declared effective within the applicable time periods described above, then each party to the Registration Rights Agreement will be entitled to receive the following as a penalty. For each month, or portion thereof, that the filing or the effectiveness is delayed, each party to Registration Rights Agreement other than the three founders and sole stockholders of the Black Nickel Acquisition Corp. I, the predecessor to our Company, will be entitled to receive an additional number of shares equal to one percent of such party’s respective portion of the shares covered by such applicable registration statement, up to a maximum of ten percent of such party’s respective portion of the shares covered by such applicable registration statement. The three founders and sole stockholders of the Black Nickel Acquisition Corp. I, the predecessor to our Company, will be entitled to receive (i) an additional number of shares equal to one percent of such party’s respective portion of the shares covered by such applicable registration statement for each month, or portion thereof, that the filing or the effectiveness is delayed up to a maximum of 12 months, (ii) an additional number of shares equal to one-and-one-half percent of such party’s respective portion of the shares covered by such applicable registration statement for each month, or portion thereof, that the filing or the effectiveness is delayed beyond 12 months, up to a maximum of 12 additional months, and (iii) if the filing or the effectiveness is delayed for more than 36 months, cash in the aggregate amount of $250,000 in addition to the stock issued in subparagraphs (i) and (ii), above. Additionally, if such current stockholder’s shares are not all registered within 36 months, under certain circumstances the Company could be obligated to redeem such penalty shares at a redemption price of $1.158 per penalty share.

(4) Piggyback Registration. The persons who are parties to the Registration Rights Agreement shall have customary “piggyback” registration rights to have their shares registered for resale if the Company proposes to register certain sales of its securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We are not aware of any market activity in our stock since inception through the date of this prospectus. We anticipate seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement we have filed with the SEC in connection with this offering. However, we can provide no assurance that our shares will be listed for quotation on the OTC Bulletin Board, or, if quoted, that a public market will materialize.

Holders

As of the date of this filing, there are 34 record holders of 10,758,905 shares of our common stock.

Dividends

We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on the common stock will rest solely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since inception.

EXPERTS

The financial statements for each of the fiscal years ended December 31, 2006 and 2005 and the six and three months ended June 30, 2007 and 2006 included in this prospectus have been included in reliance on the report of Michael Pollack CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Seyfarth Shaw LLP, Washington, D.C., will pass upon the validity of the shares of our common stock.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Subject to the Delaware General Corporation Law, our directors and executive officers are indemnified against all eligible liabilities, as set forth in our Certificate of Incorporation.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the offering of our common stock under this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and the related exhibits. Statements made in this prospectus include summaries of material terms of the referenced contracts, agreements or documents of the company.

Reports, registration statements, proxy and information statements, and other information we have filed with the SEC can be inspected and copied at the SEC’s Public Reference Section, at 100 F Street, NE, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section. You may obtain information on the Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information.

INFERX CORPORATION

(FORMERLY BLACK NICKEL ACQUISITION CORP. I)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
Audited Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheet as of December 31, 2006	F-2
Consolidated Statements of Operations for the years ended
December 31, 2006 and 2005	F-3
Consolidated Statements of Changes in Stockholders’ Equity
(Deficit) for the years ended December 31, 2006 and 2005	F-4
Consolidated Statements of Cash Flows for the years ended
December 31, 2006 and 2005	F-5
Notes to Consolidated Financial Statements	F-6

Reviewed Financial Statements:
Report of Independent Registered Public Accounting Firm	F-28
Condensed Consolidated Balance Sheet as of
June 30, 2007 (Unaudited)	F-29
Condensed Consolidated Statements of Operations for the six and
three months ended June 30, 2007 and 2006 (Unaudited)	F-30
Condensed Consolidated Statements of Cash Flows for the
six months ended June 30, 2007 (Unaudited)	F-31
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-32

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
InferX Corporation
(Formerly Black Nickel Acquisition Corp. I)

I have audited the accompanying consolidated balance sheet of InferX Corporation (formerly Black Nickel Acquisition Corp. I) (the "Company") as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and their results of operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As noted in Note 13 to the financial statements, the Company has restated its financial statements for the year ended December 31, 2006 to reverse the expensing of common stock issued as a guarantee of debt in the amount of $66,250, and restated the financial statements for the year ended December 31, 2005 to reflect a loss on debt conversion of $38,462, for the year ended December 31, 2005, previously unrecorded. In addition, the Company removed the unearned revenue and unbilled receivables of equal value. These adjustments reflect corrections of errors.

/s/ Michael Pollack CPA

Cherry Hill, New Jersey
February 16, 2007, except for Note 13, which is dated May 24, 2007

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

RESTATED
2006
ASSETS
CURRENT ASSETS
Cash	$79,554
Accounts receivable, net	50,000
Prepaid expenses and other current assets	7,505
Total current assets	137,059

Fixed assets, net of depreciation	29,198

Other Asset
Computer software development costs, net of amortization	371,439
Total other asset	371,439

TOTAL ASSETS	$537,696

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$129,394
Derivative liability	1,031,703
Current portion of notes payable	16,900
Total current liabilities	1,177,997

Long-term Liabilities
Notes payable, net of current portion	366,028

TOTAL LIABILITIES	1,544,025

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized and
no shares issued and outstanding	-
Common stock, par value $0.0001 per share, 75,000,000 shares authorized and
9,129,392 shares issued and outstanding	913
Additional paid-in capital	1,846,575
Retained earnings (defict)	(2,853,817)
Total stockholders' equity (deficit)	(1,006,329)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$537,696

The accompanying notes are an integral part of these consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
	(Restated)	(Restated)
REVENUE	$199,991	$225,275

COST OF REVENUES
Direct labor and other finges	104,782	31,897
Amortization of computer software development costs	177,003	177,003
Total costs of revenues	281,785	208,900

GROSS PROFIT	(81,794)	16,375

OPERATING EXPENSES
Indirect and overhead labor and fringes	460,261	108,368
Professional fees	365,532	102,630
Advertising and marketing	58,585	127,652
Travel related costs	23,282	31,141
Rent	104,181	97,734
General and administrative	62,860	44,204
Depreciation	15,290	14,770
Total operating expenses	1,089,991	526,499

NET LOSS FROM OPERATIONS BEFORE OTHER EXPENSE AND
PROVISION FOR INCOME TAXES	(1,171,785)	(510,124)

OTHER EXPENSE
Loss on debt conversion	-	38,462
Loss on fair value of derivative liability	484,616	-
Interest expense, net of interest income (including $529,423 and $0 in shares issued for debt)	554,757	16,196

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(2,211,158)	(564,782)

Provision for income taxes	-	-

NET (LOSS) APPLICABLE TO SHARES	$(2,211,158)	$(564,782)

NET (LOSS) PER BASIC AND DILUTED SHARES	$(0.75)	$(0.11)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	2,942,269	5,350,000

The accompanying notes are an integral part of these consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (RESTATED)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

					Additional	Retained
	Preferred Stock		Common Stock		Paid-In	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance - December 31, 2004	-	$-	2,538	$2,538	$102,957	$(77,877)	$27,618

Issuance of shares to founders
for services rendered	-	-	114	114	191	-	305

Issuance of shares for cash	-	-	19	19	74,981	-	75,000

Issuance of shares for conversion of notes payable	-	-	72	72	249,928	-	250,000

Contribution of capital by shareholder	-	-	-	-	56,851	-	56,851

Net loss for the year, as previously reported	-	-	-	-	-	(526,320)	(526,320)

Prior period adjustment	-	-	-	-	38,462	(38,462)	-

Net loss for the year, as restated	-	-	-	-	38,462	(564,782)	(526,320)

Balance - December 31, 2005, as restated	-	-	2,743	2,743	523,370	(642,659)	(116,546)

Issuance of shares for cash	-	-	5	5	19,995	-	20,000

Issuance of shares for conversion of accounts payable	-	-	10	10	40,238	-	40,248

Issuance of shares for consulting fees	-	-	63	63	251,937	-	252,000

Issuance of shares for guarantee of promissory notes	-	-	132	132	529,291	-	529,423

Contribution of capital by shareholder	-	-	-	-	6,029	-	6,029

To reflect share issuance in reverse merger, net of the
2,953 shares cancelled)	-	-	6,797,047	(2,273)	5,832	-	3,559

Issuance of shares in the private placement, net of
$147,493 of closing costs, and $547,087 applied
to derivative liability for the proceeds of the warrants	-	-	2,329,392	233	469,883	-	470,116

Net loss for the year, as previously reported	-	-	-	-	-	(2,277,408)	(2,277,408)

Prior period adjustment	-	-	-	-	-	66,250	66,250

Net loss for the year, as restated	-	-	-	-	-	(2,211,158)	(2,211,158)

Balance - December 31, 2006, as restated	-	$-	9,129,392	$913	$1,846,575	$(2,853,817)	$(1,006,329)

The accompanying notes are an integral part of these consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(2,211,158)	$(564,782)

Adjustments to reconcile net (loss)
to net cash used in operating activities:

Stock issued for services - pre-merger	252,000	305
Stock issued for guarantee of debt - pre-merger	529,423	-
Cash received in merger with Black Nickel	3,559	-
Loss on fair value of derivative liability	484,616	-
Loss on debt conversion	-	38,462
Amortization of computer software development costs	177,003	177,003
Depreciation	15,290	14,770

Change in assets and liabilities
(Increase) decrease in accounts receivable	(25,002)	48,305
Decrease in prepaid expenses and other current assets	8,442	26,158
Increase (decrease) in accounts payable and accrued expenses	(22,049)	157,270
Total adjustments	1,423,282	462,273
Net cash (used in) operating activities	(787,876)	(102,509)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,423)	-
Computer software development costs	(34,896)	(24,905)
Net cash (used in) investing activities	(43,319)	(24,905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in cash overdraft	(12,071)	(18,647)
Issuance of stock for cash pre-merger	20,000	75,000
Contributions of capital pre-merger	6,029	56,851
Issuance of stock and warrants in private placement, net of closing costs of $147,493	1,017,203	-
Borrowings of promissory notes	350,000	-
(Repayment) of promissory notes	(350,000)	-
(Repayment) of notes payable	(75,412)	(10,790)
Borrowings (repayment) of note payable - related partry	(45,000)	25,000
Net cash provided by financing activities	910,749	127,414

NET INCREASE IN CASH AND CASH EQUIVALENTS	79,554	-

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$79,554	$-

SUPPLEMENTAL INFORMATION OF CASH FLOW ACTIVITY
Cash paid during the year for interest	$27,596	$6,791

SUPPLEMENTAL INFORMATION ON NONCASH ACTIVITY
Conversion of notes payable to accounts payable	$57,537	$288,462
Conversion of accounts payable to stock - pre-merger	$40,248	$250,000
Stock issued for services - pre-merger	$252,000	$305
Stock issued for guaranty of debt - post-merger	$529,423	$-

The accompanying notes are an integral part of these consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

Black Nickel Acquisition Corp. I was incorporated in Delaware on May 26, 2005, and was formed as a vehicle to pursue a business combination. From inception through October 24, 2006, Black Nickel Acquisition Corp. I, was engaged in organizational efforts and obtaining initial financing.

On May 17, 2006, Black Nickel Acquisition Corp. I entered into a letter of intent with InferX Corporation, a privately-held Virginia corporation (“InferX Virginia”), with respect to entering into a merger transaction relating to bridge financing for InferX Virginia and the acquisition of and merger with InferX Virginia. The transaction closed on October 24, 2006. Following the merger, Black Nickel Acquisition Corp. I effected a short-form merger of InferX Virginia with and into Black Nickel Acquisition Corp. I, pursuant to which the separate existence of InferX Virginia terminated and Black Nickel Acquisition Corp. I changed its name to InferX Corporation (“InferX” or the “Company”).

The transaction was recorded as a recapitalization under the purchase method of accounting, as InferX became the accounting acquirer. The reported amounts and disclosures contained in the consolidated financial statements are those of InferX Corporation, the operating company.

InferX was incorporated under the laws of Delaware in 1999. On December 31, 2005, InferX and Datamat Systems Research, Inc. (“Datamat”), a company incorporated in 1992 under the corporate laws of the Commonwealth of Virginia executed an Agreement and Plan of Merger (the “Merger”). InferX and Datamat had common majority directors. The financial statements herein reflect the combined entity, and all intercompany transactions and accounts have been eliminated. As a result of the Merger, InferX merged with and into Datamat, the surviving entity. Upon completion, Datamat changed its name to InferX Corporation.

InferX was formed to develop and commercially market computer applications software systems that were initially developed by Datamat with grants from the Missile Defense Agency. Datamat was formed as a professional services research and development firm, specializing in the Department of Defense. The Company currently provides services and software to the United States government, and is in process of formalizing business plans that will enable them to provide software and services to commercial entities as well.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern

As shown in the accompanying financial statements the Company has incurred a loss of $2,211,158 and $564,782 for the years ended December 31, 2006 and 2005, respectively, and has a working capital deficiency of $1,040,938 as of December 31, 2006. The principal reasons for the recurring losses is due to the Company’s changed focus on developing its products for the commercial markets as it transitions away from the less profitable government services market, as well as the fair value adjustment in the Company’s derivative liability. The Company expects the negative cash flow from operations to continue its trend through the next twelve months. These factors raise significant doubt about the ability of the Company to continue as a going concern.

Management’s plans to address these conditions include continued efforts to obtain government contracts as well as commercial contracts through expanding sources and new technology, and the raising of additional capital through the sale of the Company’s stock.

The Company’s long-term success is dependent upon the obtaining of sufficient capital to fund its operations; development of its products; and launching its products to the worldwide market. These factors will contribute to the Company’s obtaining sufficient sales volume to be profitable. To achieve these objectives, the Company may be required to raise additional capital through public or private financings or other arrangements.

It cannot be assured that such financings will be available on terms attractive to the Company, if at all. Such financings may be dilutive to existing stockholders and may contain restrictive covenants.

The Company is subject to certain risks common to technology-based companies in similar stages of development. Principal risks to the Company include uncertainty of growth in market acceptance for its products; history of losses in recent years; ability to remain competitive in response to new technologies; costs to defend, as well as risks of losing patent and intellectual property rights; reliance on limited number of suppliers; reliance on outsourced manufacture of its products for quality control and product availability; uncertainty of demand for its products in certain markets; ability to manage growth effectively; dependence on key members of its management; and its ability to obtain adequate capital to fund future operations.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include those of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of December 31, 2006, an allowance of $2,364 is required.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years). Costs of maintenance and repairs are charged to expense as incurred.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Computer Software Development Costs

During 2006 and 2005, the Company capitalized certain software development costs. The Company capitalizes the cost of software in accordance with SFAS 86 once technological feasibility has been demonstrated, as the Company has in the past sold, leased or otherwise marketed their software, and plans on doing so in the future. The Company capitalizes costs incurred to develop and market their privacy preserving software during the development process, including payroll costs for employees who are directly associated with the development process and services performed by consultants. Amortization of such costs is based on the greater of (1) the ratio of current gross revenues to the sum of current and anticipated gross revenues, or (2) the straight-line method over the remaining economic life of the software, typically five years. It is possible that those anticipated gross revenues, the remaining economic life of the products, or both, may be reduced as a result of future events. The Company has not developed any software for internal use. For the years ended December 31, 2006 and 2005, the Company recognized $177,003 and $177,003 of amortization expense on its capitalized software costs, respectively.

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Revenue Recognition

The Company generates revenue from professional services rendered to customers. The Company’s revenue is generated under time-and-material contracts and fixed-price contracts.

Time-and-Material Contracts

Time-and-material contracts revenue is generated whereby costs are generally incurred in proportion with contracted billing schedules and revenue is recognized as services are performed, with the corresponding cost of providing those services reflected as direct costs. The customers are billed in accordance with the contracts entered into. Such method is expected to result in reasonably consistent profit margins over the contract term.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Fixed-Price Contracts

Revenue from firm-fixed-price contracts is recognized upon achievement of the milestones contained in the contracts in accordance with the provisions of Staff Accounting Bulletin 104. Revenue is not recognized until collectibility is assured, which does not take place until completion of the particular milestone. Costs are recognized as services are performed.

The Company does not derive revenue from projects involving multiple revenue-generating activities. If a contract would involve the provision of multiple service elements, total estimated contract revenue would be allocated to each element based on the fair value of each element.

The amount of revenue allocated to each element would then be limited to the amount that is not contingent upon the delivery of another element in the future. Revenue for each element would then be recognized depending upon whether the contract is a time-and-materials contract or a fixed-price, fixed-time contract.

Research and Development

Research and development costs are expensed as incurred. In addition, research and development costs of $49,366 and $12,642 have been included in indirect labor and $104,782 and $31,897 has been included in direct costs for the years ended December 31, 2006 and 2005, respectively.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005. The Company has adopted these provisions as of January 1, 2006 and this adoption did not have a material effect on the Company’s operations.

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company issued one warrant to purchase 50,000 shares in May 2005, with an expiration of 6-months. The warrant expired prior to any exercise into shares of common stock. The Company’s warrants issued in the private placement in October 2006, were not stock based compensation and are reflected in the derivative liability.

December 31,
2005

Net (loss), as reported	$(564,782)
Add: Stock-based employee compensation expense
included in reported net (loss), net of related
tax effects	-
Less: Total stock-based employee
compensation expense determined
under fair value-based method for all
awards, net of related tax effects	-

Pro forma net (loss)	$(564,782)

Basic and diluted (loss) per share:
As reported	$(0.11)

Pro forma	$(0.11)

Concentrations

The Company has derived all of its revenue from one customer.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and unbilled receivables. To date, accounts receivable and unbilled receivables have been derived from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required.

Segment Reporting

The Company follows the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company believes that there is only one operating segment.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the warrants that are classified as derivatives, fair values were calculated at net present value using the Company’s weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features, where the ability to physical or net-share settle the conversion option is not within the control of the Company, are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. These derivative financial instruments are the Class A and Class B warrants issued in conjunction with the private placement. The warrants are indexed to an aggregate of 4,658,784 shares of the Company’s common stock as of December 31, 2006 and are carried at fair value. The liability amounted to $1,031,703 at December 31, 2006.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

(Loss) Per Share of Common Stock

Basic net (loss) per common share (“EPS”) is computed using the weighted average number of common shares outstanding for the period. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

There were no options or warrants to purchase shares of common stock at December 31, 2005, and the Class A and Class B (2,329,392 each) were issued in October 2006 in the private placement however were not included as they would be considered anti-dilutive as the Company had a loss for this period..

The following is a reconciliation of the computation for basic and diluted EPS:

	Years Ended
	December 31,	December 31,
	2006	2005

Net (loss)	$(2,211,158)	$(564,782)

Weighted-average common shares
outstanding :
Basic	2,942,269	5,350,000
Effect of dilutive securities-
warrants	-	-
Diluted	2,942,269	5,350,000

Basic net (loss) per share	$(0.75)	$(0.11)

Diluted net (loss) per share	$(0.75)	$(0.11)

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. In December 2003, the FASB revised FIN 46 and issued FIN 46 (revised December 2003) ("FIN 46R"). In addition to conforming to previously issued FASB Staff Positions, FIN No. 46R deferred the implementation date for certain variable interest entities. This revised interpretation is effective for all entities no later than the end of the first reporting period that ends after March 15, 2004. The Company does not have any investments in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption of this interpretation will not have any impact on the Company’s results of operations, financial position or cash flows.

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 is a replacement of APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company will evaluate the impact of SFAS 155 on its consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company’s consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its consolidated financial statements.

In December 2006, the FASB Staff issued FSP EITF - 00-19-2, “Accounting for Registration Payment Arrangements” (“EITF 00-19-2”). EITF 00-19-2 addresses an issuer’s accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. EITF 00-19-2 is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The Company believes that EITF 00-19-2 will have an impact on their consolidated financial statements as it relates to the Class A and Class B warrants entered into in connection with their private placement.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 3-	FIXED ASSETS

Fixed assets consist of the following as of December 31, 2006:

	Estimated Useful
	Lives (Years)	2006

Computer equipment	5	$71,004
Office machinery and equipment	3	15,638
Furniture and fixtures	5	538
Automobile	5	58,476
		145,656
Less: Accumulated depreciation		(116,458)

Total, net		$29,198

Depreciation expense was $15,290 and $14,770 for the years ended December 31, 2006 and 2005, respectively.

NOTE 4-	COMPUTER SOFTWARE DEVELOPMENT COSTS

Computer software development costs consist of the following as of December 31, 2006:

	Estimated Useful
	Lives (Years)	2006

Computer software development costs	5	$944,816

Less: Accumulated amortization		(573,377)

Total, net		$371,439

Amortization expense was $177,003 and $177,003 for the years ended December 31, 2006 and 2005, respectively.

Amortization expense anticipated through December 31, 2009 is as follows:

Year ended December 31:
2007	$163,187
2008	101,167
2009	107,085

$371,439

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 5-	NOTES PAYABLE

SBA Loan

On July 22, 2003, the Company and the U.S. Small Business Administration (“SBA”) entered into a Note (the “Note”) under the SBA’s Secured Disaster Loan program in the amount of $377,100.

Under the Note, the Company agreed to pay principal and interest at an annual rate of 4% per annum, of $1,868 every month commencing twenty-five (25) months from the date of the Note (commencing August 2005). The Note matures July 2033.

The Company must comply with the default provisions contained in the Note. The Company is in default under the Note if it does not make a payment under the Note, or if it: a) fails to comply with any provision of the Note, the Loan Authorization and Agreement, or other Loan documents; b) defaults on any other SBA loan; c) sells or otherwise transfers, or does not preserve or account to SBA’s satisfaction for, any of the collateral (as defined therein) or its proceeds; d) does not disclose, or anyone acting on their behalf does not disclose, any material fact to the SBA; e) makes, or anyone acting on their behalf makes, a materially false or misleading representation to the SBA; f) defaults on any loan or agreement with another creditor, if the SBA believes the default may materially affect the Company’s ability to pay this Note; g) fails to pay any taxes when due; h) becomes the subject of a proceeding under any bankruptcy or insolvency law; i) has a receiver or liquidator appointed for any part of their business or property; j) makes an assignment for the benefit of creditors; k) has any adverse change in financial condition or business operation that the SBA believes may materially affect the Company’s ability to pay this Note; l) dies; m) reorganizes, merges, consolidates, or otherwise changes ownership or business structure without the SBA’s prior written consent; or n) becomes the subject of a civil or criminal action that the SBA believes may materially affect the Company’s ability to pay this Note.

As of December 31, 2006, the Company has an outstanding principal balance of $366,431. Interest expense on the SBA loan for the years ended December 31, 2006 and 2005 were $13,202 and $16,196, respectively.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 5-	NOTE PAYABLE (CONTINUED)

Automobile Loan

The Company has a note payable with an automotive finance company in the original amount of $44,990 (the “Auto Note”). The Auto Note commenced in November 2003, and requires payments of $750 per month for a period of 60 months. The Auto Note is secured by the automobile.

As of December 31, 2006, the outstanding principal balance of the Auto Note was $16,497.

Other Notes Payable

On March 3, 2000, the Company entered into an installment note with Tec-Masters, Inc. in the amount of $100,000. The amount was due May 1, 2000, however was extended with no maturity date. The $100,000 remained outstanding until December 31, 2005 when the Company converted this note into 28.77 shares of Datamat common stock (76,923 of InferX). There was no interest on this note, and was unsecured.

On February 15, 2000, the Company entered into an installment note with an individual, in the amount of $100,000. The amount had no maturity date. The $100,000 remained outstanding until December 31, 2005 when the Company converted this note into 28.77 shares of Datamat common stock (76,923 of InferX). There was no interest on this note, and was unsecured.

On February 9, 2000, the Company entered into an installment note with an individual, in the total amount of $25,000. The amount had no maturity date. The $25,000 remained outstanding until December 31, 2005 when the Company converted this note into 7.19 shares of Datamat common stock (19,231 of InferX). There was no interest on this note, and was unsecured.

On February 9, 2000, the Company entered into an installment note with an individual, in the amount of $25,000. The amount had no maturity date. The $25,000 remained outstanding until December 31, 2005 when the Company converted this note into 7.19 shares of Datamat common stock (19,231 of InferX). There was no interest on this note, and was unsecured.

Promissory Notes

On May 18, 2006, the Company entered into five separate promissory notes with one fund, one trust and three individuals in the total amount of $350,000 (collectively, the “Promissory Notes”). The Promissory Notes were repaid On October 24, 2006 when the Company completed their reverse merger with Black Nickel Acquisition Corp. I. The Promissory Notes had accrued interest at an annual rate of 8% per annum, and was paid along with the principal balance, at the closing of the transaction. The interest totaled $12,196.

In accordance with the Promissory Notes, the Company issued 250,000 shares of common stock (see Note 7).

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 5-	NOTE PAYABLE (CONTINUED)

Promissory Notes (Continued)

In accordance with the Promissory Notes, the Company and the lenders agreed that upon the reverse merger with Black Nickel, the Company would file a registration statement with the Securities and Exchange Commission on Form SB-2. The Company agreed to deadlines in the actual filing of the Form SB-2 as well as the effectiveness of the Form SB-2. Should the Company fail to meet the requirements as set forth in the Promissory Notes, they would be subject to a 1% penalty per month for every month they fail to secure an effective registration. This clause does not state whether the penalty would be paid in the form of cash or stock of the Company. Should the penalty include an open-ended cash settlement, the registration rights clause may be considered a derivative as defined in Emerging Issues Task Force (EITF) 00-19, “Accounting for Derivative Financial Instruments to, and Potentially Settled in, a Company’s Own Stock.” The Company as of December 31, 2006 has filed a registration statement with the Securities and Exchange Commission on Form SB-2. There have been no amounts accrued on liquidated damages that are contained in the Registration Rights Agreement as the Company is in compliance with the filing. The parties have agreed to have the fee paid by the issuance of common stock. The Company will begin to incur penalties under the Registration Rights Agreement commencing April 23, 2007.

As of December 31, 2006, the repayment schedule of the Notes Payable for the next five years and in the aggregate are:

2007	$16,900
2008	15,724
2009	8,559
2010	8,909
2011	9,271
Thereafter	323,565
382,928
Less: current portion	(16,900)

Long-term portion	$366,028

NOTE 6-	NOTE PAYABLE - RELATED PARTIES

The President of the Company would lend money from time to time to the Company to fund operations. These amounts bore no interest and were unsecured. As of December 31, 2005, the amount outstanding to the President of the Company was $45,000. All amounts have been repaid to the President of the Company in 2006.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 7-	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company was incorporated on May 26, 2005, and the Board of Directors authorized 10,000,000 shares of preferred stock with a par value of $0.0001. The Company has not issued any shares of preferred stock since inception.

Common Stock

The Company was incorporated on May 26, 2005, and the Board of Directors authorized 75,000,000 shares of common stock with a par value of $0.0001.

On May 26, 2005, the Company issued 1,500,000 to the founders of the Company for $50,000.

On October 24, 2006, Black Nickel Acquisition Corp. I merged with the Company. At the closing of the merger and related private placement, the following occurred:

a)
The Company issued 250,000 shares of common stock for the providing of the bridge promissory notes to InferX in May 2006. The value of these shares was $529,423 based on the fair value of the Company’s stock when issued. The 250,000 shares represent the conversion of the 132 shares issued pre-merger between the companies;

b)	The Company issued 5,350,000 shares of common stock in exchange for 100% of the issued and outstanding shares of InferX;

c)
The Company issued 2,329,392 shares of common stock for gross proceeds of $1,164,696 in the private placement that closed when the merger was completed. From the $1,164,696, the Company repaid the bridge promissory notes plus accrued interest in the amount of $362,196, and paid $147,493 in closing costs. Of the total proceeds, $1,164,696, the Company allocated $547,087 of this amount to derivative liability, which represents the value of the Class A and Class B warrants issued with the common stock. The Company issued 2,392,392 Class A warrants and 2,329,392 Class B warrants (see d and e below and the Warrants section of Note 7). The price for all components were derived utilizing the relative fair value approach stipulated in APB 14;

d)
The Class A Warrants are exercisable at any time for shares of stock at an exercise price of $0.50 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,329,392 of the warrants shall be callable if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.50 per share. Half of the warrants shall be callable if the Company is awarded a contract with a guaranteed minimum revenue of at least $1,000,000 with a department of the United Sates Government (not including the Missile Defense Agency) to deploy its existing technology for threat detection or other application;

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 7-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock (Continued)

e)
The Class B Warrants are exercisable at any time for shares of stock at an exercise price of $0.62 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,329,392 of the warrants shall be callable by the Company if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.86 per share;

f)
The Company cancelled 300,000 shares of common stock in the reverse merger leaving 1,200,000 of the 1,500,000 previously outstanding shares from May 25, 2006 with the former owners of Black Nickel Acquisition Corp. I; and

g)
Shall reserve for a period of two (2) years from the closing of the Reverse Merger, no more than 2,200,000 shares of stock for a stock option plan, and any options granted under this plan will be subject to an exercise price of not less than $0.50 per share. There have been no issuance of options under this plan as of December 31, 2006.

Warrants

The Company in the private placement granted 2,329,392 Class A and 2,329,392 Class B warrants. The following is a breakdown of the warrants:

	Exercise	Date
Warrants	Price	Issued	Term
2,329,392	$0.50	10/24/2006	5 years
2,329,392	$0.625	10/24/2006	5 years
4,658,784

The Class A Warrants and Class B Warrants were valued utilizing the Black - Scholes method as follows:

	ClassA	ClassB
Stock Price	$.50	$.50
Strike Price	$.50	$.62
Expected Life of Warrant	5yrs.	5yrs.
Annualized Volatility	50%	50%
Discount Rate	3.50%	3.50%
Annual Rate of Quarterly Dividends	None	None
Call Option Value	$.237	$.206

Options

There are no options outstanding, or granted as of December 31, 2006 and for the years ended December 31, 2006 and 2005, respectively.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 8-	RELATED PARTY TRANSACTIONS

The Company was advanced amounts as equity contributions by the Company’s President prior to the merger with Black Nickel Acquisition Corp. I. As of December 31, 2006, there is currently no outstanding amounts due the President of the Company. There were no other related party transactions during the years ended December 31, 2006 and 2005, respectively.

NOTE 9-	COMMITMENTS

Rental

The Company leases office space under an operating lease that has initial or remaining non-cancelable lease terms and expires in November 2008. The lease agreement provides for an annual 4% escalation of the base rent. As of December 31, 2006, the following presents the approximate future minimum lease payments required under this lease:

For the Years Ended
December 31,

2007	$105,357
2008	100,441

$205,798

Rent expense for the years ended December 31, 2006 and 2005 was $104,181 and $97,734, respectively.

Consulting Agreements

During 2006 and 2005, the Company entered into consulting agreements with marketing and strategic consulting groups with terms that do not exceed one year. These companies are to be paid fees for the services they perform. The Company has included these fees in their consolidated statements of operations for the years ended December 31, 2006 and 2005.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 9-	COMMITMENTS (CONTINUED)

Unused Financing Commitment

In 2005, the Company had available a factoring financing facility in the maximum amount of $3,500,000. The facility provided for an advance rate of 90% on government invoicing and 85% on commercial invoicing at a rate of prime plus 2.5%. The facility was secured by a security interest in the accounts receivables and the personal guarantee of the majority shareholder. There were no amounts outstanding under the facility through the termination of the agreement in August 2005.

NOTE 10-	PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2006, deferred tax assets consist of the following:

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 10-	PROVISION FOR INCOME TAXES (CONTINUED)

Net operating losses	$833,000

Valuation allowance	(833,000)

$-

At December 31, 2006, the Company had net operating loss carryforward in the approximate amount of $2,450,000, available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended December 31, 2006 and 2005 is summarized below.

	2006	2005
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0
Valuation allowance	28.0	28.0
	0%	0%

NOTE 11-	DEFINED CONTRIBUTION PLAN

The Company has a retirement plan which satisfies the requirements of Section 401(k) of the Internal Revenue Code. This defined contribution retirement plan covers substantially all employees. Participants can elect to have up to the maximum percentage allowable of their salaries reduced and contributed to the plan. The Company may make matching contributions equal to a discretionary percentage of the participants’ elective deferrals. The Company made no such contributions for the years ended December 31, 2006 and 2005, respectively.

NOTE 12-	MAJOR CUSTOMER

The Company’s contracts with agencies of the federal government accounted for 100% of its revenue and accounts receivable as of and for the years ended December 31, 2006 and 2005, respectively.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005

NOTE 13-	RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its financial statements for the year ended December 31, 2006 to reverse the expense for common stock issued for debt guarantee that was incorrectly recognized in the previously issued financial statements. These shares represented a conversion of previously recognized shares that were already valued by the Company. The reversal was in the amount of $66,250. The entry reduced additional paid in capital and reduced the expense.

The revised loss for the year ended December 31, 2006 decreased from $2,277,408 to $2,211,158; the accumulated deficit at December 31, 2006 decreased from $2,920,067 to $2,853,817; and the weighted average loss per share for the year ended December 31, 2006 decreased from ($0.78) per share to ($0.75) per share.

The Company has restated its financial statements for the year ended December 31, 2005 to recognize an additional $38,462 as a loss on conversion of debt to equity due to the conversion price being $1.30 versus $1.50, the value the Company received in cash. The corresponding entry increased additional paid in capital this same amount. The $1.50 price and the loss on extinguishment of debt was calculated based on the estimated fair value of the Company’s common stock at December 31, 2005 as determined by recent sales of the Company’s common stock for cash to unrelated third parties. The entry reduced additional paid in capital and reduced the expense.

In addition, the Company removed the unearned revenue and unbilled receivables of equal value due to the correction of an error in the accounting treatment for their government contracts. This correction reduced total and current assets and total and current liabilities by $33,334. There was no effect on total stockholders’ equity (deficit) or earnings (loss) per share or on the statement of cash flows for this correction.

The revised loss for the year ended December 31, 2005 increased from $526,320 to $564,782; the accumulated deficit at December 31, 2005 increased from $604,197 to $642,659; and the weighted average loss per share for the year ended December 31, 2005 decreased from $200.35 per share to $214.99 per share (pre-merger with Black Nickel Acquisition Corp. I).

Report of Independent Registered Public Accounting Firm

To the Board of Directors
InferX Corporation

I have reviewed the accompanying condensed consolidated balance sheet of InferX Corporation (the "Company") as of June 30, 2007, and the related condensed consolidated statements of operations and cash flows for the six months ended June 30, 2007 and 2006. These interim condensed consolidated financial statements are the responsibility of the Company's management.

I conducted the reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the condensed consolidated financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the condensed consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has recognized a cumulative-effect adjustment on retained earnings in the amount of $484,617 due to the adoption of EITF 00-19-02 as of January 1, 2007. The adjustment upon the adoption decreased the derivative liability by $1,031,703 as well as increase additional paid-in capital by $547,086.

/s/Michael Pollack CPA

Cherry Hill, New Jersey
August 13, 2007

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
JUNE 30, 2007

ASSETS

CURRENT ASSETS
Cash	$36,767
Prepaid expenses and other current assets	7,505
Total current assets	44,272

Fixed assets, net of depreciation	37,650

Other Asset
Computer software development costs, net of amortization	384,026
Total other asset	384,026

TOTAL ASSETS	$465,948

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$322,078
Accrued regiistration penalty	89,468
Current portion of notes payable	17,059
Total current liabilities	428,605

Long-term Liabilities
Notes payable, net of current portion	357,458

TOTAL LIABILITIES	786,063

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized and
no shares issued and outstanding	-
Common stock, par value $0.0001 per share, 75,000,000 shares authorized and
10,758,905 issued and outstanding	1,076
Additional paid-in capital	2,799,876
Retained earnings (defict)	(3,121,067)
Total stockholders' equity (deficit)	(320,115)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$465,948

The accompanying notes are an integral part of these condensed consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2007 AND 2006

	SIX MONTHS ENDED		THREE MONTHS ENDED
	JUNE 30,		JUNE 30,
	2007	2006	2007	2006

REVENUE	$200,000	$74,995	$100,000	$24,998

COST OF REVENUES
Direct labor and other finges	43,430	39,275	19,101	17,400
Subcontractor	58,036	19,251	22,925	6,773
Other direct costs	11,250	36,750	-	15,919
Amortization of computer software development costs	88,502	88,502	44,251	44,251
Total costs of revenues	201,218	183,778	86,277	84,343

GROSS PROFIT (LOSS)	(1,218)	(108,783)	13,723	(59,345)

OPERATING EXPENSES
Indirect and overhead labor and fringes	334,029	73,945	184,145	36,460
Professional fees	193,469	128,571	117,295	29,571
Travel related costs	16,439	9,677	9,231	4,852
Rent	53,219	52,591	26,610	27,265
General and administrative	36,613	80,519	22,356	63,414
Registration penalty	89,468	-	-	-
Depreciation and impairment	20,344	7,543	4,983	3,771
Total operating expenses	743,581	352,846	364,619	165,333

NET LOSS FROM OPERATIONS BEFORE OTHER EXPENSE AND
PROVISION FOR INCOME TAXES	(744,799)	(461,629)	(350,896)	(224,678)

OTHER EXPENSE
Interest expense, net of interest income	7,068	10,835	1,383	5,050

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(751,867)	(472,464)	(352,280)	(229,728)

Provision for income taxes	-	-	-	-

NET (LOSS) APPLICABLE TO SHARES	$(751,867)	$(472,464)	$(352,280)	$(229,728)

NET (LOSS) PER BASIC AND DILUTED SHARES	$(0.08)	$(0.09)	$(0.03)	$(0.04)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	9,768,593	5,350,000	10,400,770	5,350,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(751,867)	$(472,464)

Adjustments to reconcile net (loss)
to net cash (used in) operating activities:

Stock issued for services	-	99,000
Impairment loss	10,473	-
Amortization of computer software development costs	88,502	88,502
Depreciation	9,871	7,543

Change in assets and liabilities
Decrease in accounts receivable	50,000	-
Decrease in prepaid expenses and other current assets	-	8,442
Increase in accounts payable and accrued expenses	282,152	9,404
Total adjustments	440,998	212,891
Net cash (used in) operating activities	(310,869)	(259,573)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,323)	(3,175)
Computer software development costs	(111,562)	-
Net cash (used in) investing activities	(129,885)	(3,175)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in cash overdraft	-	(12,071)
Issuance of stock for cash	406,378	20,000
Contributions of capital	-	6,029
Borrowings of promissory notes	-	350,000
(Repayment) of notes payable	(8,411)	(7,615)
Borrowings (repayment) of note payable - related partry	-	(45,000)
Net cash provided by financing activities	397,967	311,343

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(42,787)	48,595

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	79,554	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$36,767	$48,595

SUPPLEMENTAL INFORMATION OF CASH FLOW ACTIVITY
Cash paid during the year for interest	$7,296	$11,457

SUPPLEMENTAL INFORMATION ON NONCASH ACTIVITY
Conversion of accounts payable to stock	$-	$40,248
Stock issued for services	$-	$99,000
Conversion of derivative liability to additional paid in capital and retained earnings	$1,031,703	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

The unaudited condensed financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The condensed financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2006 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Black Nickel Acquisition Corp. I was incorporated in Delaware on May 26, 2005, and was formed as a vehicle to pursue a business combination. From inception through October 24, 2006, Black Nickel Acquisition Corp. I, was engaged in organizational efforts and obtaining initial financing.

On May 17, 2006, Black Nickel Acquisition Corp. I entered into a letter of intent with InferX Corporation, a privately-held Virginia corporation (“InferX Virginia”), with respect to entering into a merger transaction relating to bridge financing for InferX Virginia and the acquisition of and merger with InferX Virginia. The transaction closed on October 24, 2006. Following the merger, Black Nickel Acquisition Corp. I effected a short-form merger of InferX Virginia with and into Black Nickel Acquisition Corp. I, pursuant to which the separate existence of InferX Virginia terminated and Black Nickel Acquisition Corp. I changed its name to InferX Corporation (“InferX” or the “Company”).

The transaction was recorded as a recapitalization under the purchase method of accounting, as InferX became the accounting acquirer. The reported amounts and disclosures contained in the consolidated financial statements are those of InferX Corporation, the operating company.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

InferX was incorporated under the laws of Delaware in 1999. On December 31, 2005, InferX and Datamat Systems Research, Inc. (“Datamat”), a company incorporated in 1992 under the corporate laws of the Commonwealth of Virginia executed an Agreement and Plan of Merger (the “Merger”). InferX and Datamat had common majority directors. The financial statements herein reflect the combined entity, and all intercompany transactions and accounts have been eliminated. As a result of the Merger, InferX merged with and into Datamat, the surviving entity. Upon completion, Datamat changed its name to InferX Corporation.

InferX was formed to develop and commercially market computer applications software systems that were initially developed by Datamat with grants from the Missile Defense Agency. Datamat was formed as a professional services research and development firm, specializing in the Department of Defense. The Company currently provides services and software to the United States government, and is in process of formalizing business plans that will enable them to provide software and services to commercial entities as well.

Going Concern

As shown in the accompanying condensed consolidated financial statements the Company has incurred a loss of $751,867 and $472,464 for the six months ended June 30, 2007 and 2006, respectively, and has a working capital deficiency of $384,333 as of June 30, 2007. The principal reasons for the recurring losses is due to the Company’s changed focus on developing its products for the commercial markets as it transitions away from the less profitable government services market, as well as the fair value adjustment in the Company’s derivative liability. The Company expects the negative cash flow from operations to continue its trend through the next twelve months. These factors raise significant doubt about the ability of the Company to continue as a going concern.

Management’s plans to address these conditions include continued efforts to obtain government contracts as well as commercial contracts through expanding sources and new technology, and the raising of additional capital through the sale of the Company’s stock.

The Company’s long-term success is dependent upon the obtaining of sufficient capital to fund its operations; development of its products; and launching its products to the worldwide market. These factors will contribute to the Company’s obtaining sufficient sales volume to be profitable. To achieve these objectives, the Company may be required to raise additional capital through public or private financings or other arrangements.

It cannot be assured that such financings will be available on terms attractive to the Company, if at all. Such financings may be dilutive to existing stockholders and may contain restrictive covenants.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern (Continued)

The Company is subject to certain risks common to technology-based companies in similar stages of development. Principal risks to the Company include uncertainty of growth in market acceptance for its products; history of losses in recent years; ability to remain competitive in response to new technologies; costs to defend, as well as risks of losing patent and intellectual property rights; reliance on limited number of suppliers; reliance on outsourced manufacture of its products for quality control and product availability; uncertainty of demand for its products in certain markets; ability to manage growth effectively; dependence on key members of its management; and its ability to obtain adequate capital to fund future operations.

The condensed consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include those of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of June 30, 2007, an allowance of $2,364 is required.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years). Costs of maintenance and repairs are charged to expense as incurred.

Computer Software Development Costs

During 2007 and 2006, the Company capitalized certain software development costs. The Company capitalizes the cost of software in accordance with SFAS 86 once technological feasibility has been demonstrated, as the Company has in the past sold, leased or otherwise marketed their software, and plans on doing so in the future. The Company capitalizes costs incurred to develop and market their privacy preserving software during the development process, including payroll costs for employees who are directly associated with the development process and services performed by consultants. Amortization of such costs is based on the greater of (1) the ratio of current gross revenues to the sum of current and anticipated gross revenues, or (2) the straight-line method over the remaining economic life of the software, typically five years. It is possible that those anticipated gross revenues, the remaining economic life of the products, or both, may be reduced as a result of future events. The Company has not developed any software for internal use. For the six months ended June 30, 2007 and 2006, the Company recognized $88,502 and $88,502 of amortization expense on its capitalized software costs, respectively.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Revenue Recognition

The Company generates revenue from professional services rendered to customers as well as from application management support contracts with governmental units. The Company’s revenue is generated under time-and-material contracts and fixed-price contracts.

Time-and-Material Contracts

Time-and-material contracts revenue is generated whereby costs are generally incurred in proportion with contracted billing schedules and revenue is recognized as services are performed, with the corresponding cost of providing those services reflected as direct costs. The customers are billed in accordance with the contracts entered into. Such method is expected to result in reasonably consistent profit margins over the contract term.

Fixed-Price Contracts

Revenue from firm-fixed-price contracts is recognized upon achievement of the milestones contained in the contracts in accordance with the provisions of Staff Accounting Bulletin 104. Revenue is not recognized until collectibility is assured, which does not take place until completion of the particular milestone. Costs are recognized as services are performed.

The Company does not derive revenue from projects involving multiple revenue-generating activities. If a contract would involve the provision of multiple service elements, total estimated contract revenue would be allocated to each element based on the fair value of each element.

The amount of revenue allocated to each element would then be limited to the amount that is not contingent upon the delivery of another element in the future. Revenue for each element would then be recognized depending upon whether the contract is a time-and-materials contract or a fixed-price, fixed-time contract.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005. The Company has adopted these provisions as of January 1, 2006 and this adoption did not have a material effect on the Company’s operations.

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company’s warrants issued in the private placement in October 2006, were not stock based compensation.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations

The Company has derived all of its revenue from one customer.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. To date, accounts receivable have been derived from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required.

Segment Reporting

The Company follows the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company believes that there is only one operating segment.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the condensed consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the warrants that are classified as derivatives, fair values were calculated at net present value using the Company’s weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features, where the ability to physical or net-share settle the conversion option is not within the control of the Company, are bifurcated and accounted for as a derivative financial instrument. Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

(Loss) Per Share of Common Stock

Basic net (loss) per common share (“EPS”) is computed using the weighted average number of common shares outstanding for the period. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

There were no options or warrants to purchase shares of common stock at June 30, 2006, and the Class A and Class B warrants were issued in October 2006 in the private placement however were not included as they would be considered anti-dilutive as the Company had a loss for this period.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a reconciliation of the computation for basic and diluted EPS:

	Six Months Ended
	June 30,	June 30,
	2007	2006

Net (loss)	$(751,867)	$(472,464)

Weighted-average common shares
outstanding :
Basic	9,768,593	5,350,000
Effect of dilutive securities-warrants	-	-
Diluted	9,768,593	5,350,000

Basic net (loss) per share	$(0.08)	$(0.09)

Diluted net (loss) per share	$(0.08)	$(0.09)

Research and Development

Research and development costs are expensed as incurred. In addition, research and development costs of $32,356 and $ -0- have been included in indirect labor and $101,466 and $58,526 have been included in direct labor and subcontractor costs for the six months ended June 30, 2007 and 2006, respectively.

Recent Issued Accounting Standards

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. In December 2003, the FASB revised FIN 46 and issued FIN 46 (revised December 2003) ("FIN 46R"). In addition to conforming to previously issued FASB Staff Positions, FIN No. 46R deferred the implementation date for certain variable interest entities. This revised interpretation is effective for all entities no later than the end of the first reporting period that ends after March 15, 2004. The Company does not have any investments in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption of this interpretation has not had any impact on the Company’s results of operations, financial position or cash flows.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The adoption of SFAS 153 has not had a material impact on the Company’s condensed consolidated financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 is a replacement of APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of SFAS 155 has not had a material impact on the Company’s condensed consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. FIN No. 48 has not had a material impact on the Company’s condensed consolidated financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. SAB 108 has not had a material impact on the Company’s condensed consolidated financial statements.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In December 2006, the FASB Staff issued FSP EITF - 00-19-2, “Accounting for Registration Payment Arrangements” (“EITF 00-19-2”). EITF 00-19-2 addresses an issuer’s accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. EITF 00-19-2 is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. Application of EITF 00-19-02 resulted in an adjustment in January 2007 reclassifying the derivative liability to additional paid-in capital and retained earnings. The adjustment reduced the derivative liability by $1,031,703 and increased additional paid-in capital by $547,086 and increased retained earnings by $484,617 which was the cumulative-effect adjustment resulting from the adoption of this standard.

NOTE 3-	FIXED ASSETS

Fixed assets consist of the following as of June 30, 2007:

	Estimated Useful
	Lives (Years)

Computer equipment	5	$89,327
Office machinery and equipment	3	15,638
Furniture and fixtures	5	538
Automobile	5	58,476
		163,979
Less: Accumulated depreciation		(126,329)

Total, net		$37,650

Depreciation expense was $9,871 and $7,543 for the six months ended June 30, 2007 and 2006, respectively.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 4-	COMPUTER SOFTWARE DEVELOPMENT COSTS

Computer software development costs consist of the following as of June 30, 2007:

	Estimated Useful Lives (Years)
Computer software development costs	5	$932,003

Less: Accumulated amortization		(547,977)

Total, net		$384,026

Amortization expense was $88,502 and $88,502 for the six months ended June 30, 2007 and 2006, respectively. At March 31, 2007, the Company wrote off net software development costs of $10,473 relating to their Inferview product.

Amortization expense anticipated through June 30, 2010 is as follows:

Period ended June 30:
2008	$152,714
2009	145,418
2010	85,894

$384,026

NOTE 5-	NOTES PAYABLE

SBA Loan

On July 22, 2003, the Company and the U.S. Small Business Administration (“SBA”) entered into a Note (the “Note”) under the SBA’s Secured Disaster Loan program in the amount of $377,100.

Under the Note, the Company agreed to pay principal and interest at an annual rate of 4% per annum, of $1,868 every month commencing twenty-five (25) months from the date of the Note (commencing August 2005). The Note matures July 2033.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 5-	NOTES PAYABLE (CONTINUED)

SBA Loan (Continued)

The Company must comply with the default provisions contained in the Note. The Company is in default under the Note if it does not make a payment under the Note, or if it: a) fails to comply with any provision of the Note, the Loan Authorization and Agreement, or other Loan documents; b) defaults on any other SBA loan; c) sells or otherwise transfers, or does not preserve or account to SBA’s satisfaction for, any of the collateral (as defined therein) or its proceeds; d) does not disclose, or anyone acting on their behalf does not disclose, any material fact to the SBA; e) makes, or anyone acting on their behalf makes, a materially false or misleading representation to the SBA; f) defaults on any loan or agreement with another creditor, if the SBA believes the default may materially affect the Company’s ability to pay this Note; g) fails to pay any taxes when due; h) becomes the subject of a proceeding under any bankruptcy or insolvency law; i) has a receiver or liquidator appointed for any part of their business or property; j) makes an assignment for the benefit of creditors; k) has any adverse change in financial condition or business operation that the SBA believes may materially affect the Company’s ability to pay this Note; l) dies; m) reorganizes, merges, consolidates, or otherwise changes ownership or business structure without the SBA’s prior written consent; or n) becomes the subject of a civil or criminal action that the SBA believes may materially affect the Company’s ability to pay this Note.

As of June 30, 2007, the Company has an outstanding principal balance of $362,519. Interest expense on the SBA loan for the six months ended June 30, 2007 and 2006 were $7,296 and $7,460, respectively.

Automobile Loan

The Company has a note payable with an automotive finance company in the original amount of $44,990 (the “Auto Note”). The Auto Note commenced in November 2003, and requires payments of $750 per month for a period of 60 months. The Auto Note is secured by the automobile.

As of June 30, 2007, the outstanding principal balance of the Auto Note was $11,998.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 5-	NOTE PAYABLE (CONTINUED)

As of June 30, 2007, the repayment schedule of the Notes Payable for the next five years and in the aggregate are:

2008	$17,059
2009	11,391
2010	8,732
2011	9,088
2012	9,458
Thereafter	318,789
374,517
Less: current portion	(17,059)

Long-term portion	$357,458

NOTE 6-	NOTE PAYABLE - RELATED PARTIES

The President of the Company would lend money from time to time to the Company to fund operations. These amounts bore no interest and were unsecured. As of December 31, 2005, the amount outstanding to the President of the Company was $45,000. These balances were repaid in the three months ended March 31, 2006.

NOTE 7-	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company was incorporated on May 26, 2005, and the Board of Directors authorized 10,000,000 shares of preferred stock with a par value of $0.0001. The Company has not issued any shares of preferred stock since inception.

Common Stock

The Company was incorporated on May 26, 2005, and the Board of Directors authorized 75,000,000 shares of common stock with a par value of $0.0001.

On May 26, 2005, the Company issued 1,500,000 to the founders of the Company for $50,000.

On October 24, 2006, Black Nickel Acquisition Corp. I merged with the Company. At the closing of the merger and related private placement, the following occurred:

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 7-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock (Continued)

h)
The Company issued 250,000 shares of common stock for the providing of the bridge promissory notes to InferX in May 2006. The value of these shares was $529,423 based on the fair value of the Company’s stock when issued. The 250,000 shares represent the conversion of the 132 shares issued pre-merger between the companies;

i)	The Company issued 5,350,000 shares of common stock in exchange for 100% of the issued and outstanding shares of InferX;

j)
The Company issued 2,329,392 shares of common stock for gross proceeds of $1,164,696 in the private placement that closed when the merger was completed. From the $1,164,696, the Company repaid the bridge promissory notes plus accrued interest in the amount of $362,196, and paid $147,493 in closing costs. Of the total proceeds, $1,164,696, the Company allocated $547,087 of this amount to derivative liability, which represents the value of the Class A and Class B warrants issued with the common stock. The Company issued 2,392,392 Class A warrants and 2,329,392 Class B warrants (see d and e below and the Warrants section of Note 7). The price for all components were derived utilizing the relative fair value approach stipulated in APB 14;

k)
The Class A Warrants are exercisable at any time for shares of stock at an exercise price of $0.50 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,329,392 of the warrants shall be callable if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.50 per share. Half of the warrants shall be callable if the Company is awarded a contract with a guaranteed minimum revenue of at least $1,000,000 with a department of the United Sates Government (not including the Missile Defense Agency) to deploy its existing technology for threat detection or other application. 1,629,513 of these warrants were exercised at a price of $.25 in April 2007;

l)
The Class B Warrants are exercisable at any time for shares of stock at an exercise price of $0.62 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,329,392 of the warrants shall be callable by the Company if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.86 per share;

m)
The Company cancelled 300,000 shares of common stock in the reverse merger leaving 1,200,000 of the 1,500,000 previously outstanding shares from May 25, 2006 with the former owners of Black Nickel Acquisition Corp. I; and

n)
Shall reserve for a period of two (2) years from the closing of the Reverse Merger, no more than 2,200,000 shares of stock for a stock option plan, and any options granted under this plan will be subject to an exercise price of not less than $0.50 per share. There have been no issuance of options under this plan as of June 30, 2007.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 7-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock (Continued)

In April 2007, the Company issued 1,629,513 shares of stock in the exercise of Class A warrants issued in connection with the private placement. The Company received $406,378 in cash for these shares.

As of June 30, 2007, the Company has 10,758,905 shares issued and outstanding.

Warrants

The Company in the private placement granted 2,329,392 Class A and 2,329,392 Class B warrants. In April 2007, 1,629,513 of the Class A warrants were exercised into common shares. The following is a breakdown of the warrants:

	Exercise	Date
Warrants	Price	Issued	Term
699,879	$0.50	10/24/2006	5 years
2,329,392	$0.625	10/24/2006	5 years
3,029,271

The Class A Warrants and Class B Warrants were valued utilizing the Black - Scholes method as follows:

	Class A	Class B
Stock Price	$.50	$.50
Strike Price	$.50	$.62
Expected Life of Warrant	5 yrs.	5 yrs.
Annualized Volatility	50%	50%
Discount Rate	3.50%	3.50%
Annual Rate of Quarterly Dividends	None	None
Call Option Value	$.237	$.206

Options

There are no options outstanding, or granted as of June 30, 2007.

NOTE 8-	RELATED PARTY TRANSACTIONS

The Company was advanced amounts as equity contributions by the Company’s President prior to the merger with Black Nickel Acquisition Corp. I. As of June 30, 2007, there is currently no outstanding amounts due the President of the Company. There were no other related party transactions during the six months ended June 30, 2007 and 2006, respectively.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 9-	COMMITMENTS

Rental

The Company leases office space under an operating lease that has initial or remaining non-cancelable lease terms and expires in November 2008. The lease agreement provides for an annual 4% escalation of the base rent. As of June 30, 2007, the following presents the approximate future minimum lease payments required under this lease:

For the Periods Ended
June 30,

2008	$105,297
2009	43,874

$149,171

Rent expense for the six months ended June 30, 2007 and 2006 was $53,219 and $52,591, respectively.

Consulting Agreements

During 2007 and 2006, the Company entered into consulting agreements with marketing and strategic consulting groups with terms that do not exceed one year. These companies are to be paid fees for the services they perform. The Company has included these fees in their condensed consolidated statements of operations for the six months ended June 30, 2007 and 2006.

Registration Rights Agreement

The Registration Rights Agreement dated October 23, 2006 between the Company and certain investors provided that the Company would accrue a penalty of 1% of the total shares of the Company’s common stock registered on Form SB-2 (the “Total Shares”), per month for each month beyond April 23, 2007 that Company’s registration statement on Form SB-2 failed to be effective up to a maximum of 10% of the Total Shares or 447,340 shares of common stock. The Company has incurred a penalty of 178,936 shares of its common stock as of July 23, 2007. This liability has been accrued at a value of $.50 per share or $89,468 at June 30, 2007.

NOTE 10-	PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

INFERX CORPORATION
(FORMERLY BLACK NICKEL ACQUISITION CORP. I)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006 (UNAUDITED)

NOTE 10-	PROVISION FOR INCOME TAXES (CONTINUED)

At June 30, 2007, deferred tax assets consist of the following:

Net operating losses	$1,224,000

Valuation allowance	(1,224,000)

$-

At June 30, 2007, the Company had net operating loss carryforward in the approximate amount of $3,600,000, available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the six months ended June 30, 2007 and 2006 is summarized below.

	2007	2006
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0
Valuation allowance	28.0	28.0
	0%	0%

NOTE 11-	DEFINED CONTRIBUTION PLAN

The Company has a retirement plan which satisfies the requirements of Section 401(k) of the Internal Revenue Code. This defined contribution retirement plan covers substantially all employees. Participants can elect to have up to the maximum percentage allowable of their salaries reduced and contributed to the plan. The Company may make matching contributions equal to a discretionary percentage of the participants’ elective deferrals. The Company made no such contributions for the six months ended June 30, 2007 and 2006, respectively.

NOTE 12-	MAJOR CUSTOMER

The Company’s contracts with agencies of the federal government accounted for 100% of its revenue and accounts receivable as of and for the six months ended June 30, 2007 and 2006, respectively.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. Neither the delivery of this prospectus nor any offer, solicitation or sale made under this prospectus shall imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in our affairs since the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

InferX Corporation

4,473,402 shares of common stock

PROSPECTUS

___________, 2007

Part II
Information Not Required In Prospectus

Item 24. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Registrant’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•  payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•  any transaction from which the director derived an improper personal benefit.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown below are estimates except for the SEC registration fee.

SEC registration fee	$240
Legal fees and expenses	26,760
Printing expenses	2,000
Accounting fees	1,000
Miscellaneous	-0-
Total	$30,000

Item 26. Recent Sales of Unregistered Securities

In April 2007, we issued an aggregate of 1,629,513 shares of common stock upon the exercise of Class A warrants held by certain of our existing stockholders. The shares were issued at an exercise price of $.25 per share, yielding gross proceeds to us of approximately $407,000. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act in reliance, among other things, on the fact that all of the purchasers are accredited investors and existing stockholders.

In October 2006, we sold an aggregate of 2,329,392 units at a price of $.50 per unit, for gross proceeds of $1,164,696 (including $362,196 in cancellation of indebtedness under certain bridge loans), pursuant to a Private Placement Memorandum dated October 9, 2006 (the “PPM”), each unit consisting of one share of common stock, one Class A warrant to purchase common stock at an exercise price of initial $.50 per share (subject to certain adjustments), and one Class B warrant to purchase common stock at an initial exercise price of $.62 per share (subject to certain adjustments). There were a total of 13 investors in the offering, all of whom were accredited investors. We conducted the offering in reliance upon the exemption from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.

We issued 500,000 shares of our Common Stock on June 24, 2005, to each of Paul T. Mannion, Jr., Andrew Reckles and Robert Prag, our founders and former directors and executive officers, for an aggregate purchase price of $50,000. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from each of these persons. On October 24, 2006, we redeemed 100,000 of these shares from each of these persons for an aggregate purchase price of $300.00.

The following sales relate to InferX Corporation, a Virginia corporation (“InferX Virginia”), which we acquired in October 2006.

In September 2006, Scott B. Parliament, Chief Financial Officer, Vice President of Business Development and Marketing and a director of InferX Virginia, transferred an aggregate of 19.77 shares of common stock to six individuals as bona fide gifts in reliance upon the exemption from registration provided by Section 2(3) of the Securities Act based upon the fact that he did not receive any consideration in connection with these transfers.

In May 2006, InferX Virginia issued an aggregate of 131.8162 shares of common stock to five lenders, including Robert Prag, a founder of the Registrant, in connection with their bridge loan in the aggregate amount of $350,000. InferX Virginia issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

In January 2006, InferX Virginia issued an aggregate of 5.62 shares of common stock to one individual and one company in consideration of services rendered. InferX Virginia issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

In June 2006, InferX Virginia issued 10.04 shares of common stock to one company in consideration of the cancellation of indebtedness in the amount of $40,428 and 57.22 shares of common stock to one individual in consideration of services rendered. InferX Virginia issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

In May 2006, InferX Virginia sold 4.99 shares of common stock to one investor for a purchase price of $20,000. InferX Virginia issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

In December 2005, InferX Virginia issued an aggregate of 71.92 shares of common stock to four individuals in lieu of payment of promissory notes in the aggregate amount of $250,000. InferX Virginia issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

In May 2005, InferX Virginia sold 18.7 shares of common stock to one investor for a purchase price of $75,000. InferX Virginia issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

In April 2005, InferX Virginia issued 94.3 shares of common stock to two individuals of services rendered. InferX Virginia issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

Item 27. Exhibits

3(i)	Certificate of Incorporation, as amended on October 27, 2006 (incorporated by reference to Exhibit 3(i) to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

3(ii)	By-laws (incorporated by reference to Exhibit 3(ii) to the registrant’s Registration Statement on Form 10-SB, on January 12, 2006)

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

4.2	Form of Class A warrant to purchase common stock (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

4.3	Form of Class B warrant to purchase common stock (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

4.4	Registration Rights Agreement (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

5.1	Legal opinion of Seyfarth Shaw LLP *

10.1	Lease of the registrant’s principal executive offices, as amended (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

10.2	Employment Agreement with B.K. Gogia (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

10.3	Employment Agreement with J. Bala (incorporated by reference to Exhibit 10.1 to Amendment No 1 to the registrant’s Current Report on Form 8-K, filed on November 1, 2006)

10.4	Employment Agreement with S. Parliament (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed on November 16, 2006)

10.5	Employment Agreement with J. Mena (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

10.6	Subscription Agreement (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

10.7
Agreement and Plan of Merger by and among Black Nickel Acquisition Corp. I, InferX Acquisition Corp. and InferX Corporation, dated October 24, 2006 (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K, filed on October 30, 2006)

10.8
Award/Contract issued by Missile Defense Agency, effective October 31, 2006 (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form SB-2, filed on November 24, 2006)

23.1	Consent of Michael Pollack, CPA, LLC *

23.3	Consent of Seyfarth Shaw LLP (included with Exhibit 5.1)

24.1	Power of attorney (included on the signature page of the Registration Statement on Form SB-2 filed on November 24, 2006)

*	Filed with this registration statement.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on August 17, 2007.

INFERX CORPORATION

By:	/s/ B.K. Gogia
B.K. Gogia President, Chief Executive Officer, Principal Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ B.K. Gogia	President, Chief Executive Officer, Principal	August 17, 2007
B.K. Gogia	Executive Officer and Director

*	Chief Technical Officer and Director	August 17, 2007
Jerzy W. Bala

*	Chief Financial Officer, Vice President of Business Development and Marketing, Principal Financial and	August 17, 2007
Scott B. Parliament	Accounting Officer and Director

*By: /s/ B.K. Gogia
B.K. Gogia (Attorney-in-fact)